Exhibit 10.2

Loan No.: 6326048-001

SECURITY AGREEMENT

(1550 Buckeye Drive, Milpitas, Santa Clara County, California)

Debtor:

Name:	NANOMETRICS INCORPORATED, a Delaware corporation

Address:	1550 Buckeye Drive, Milpitas, California 95035-7418

Secured Party:

Name:	GE COMMERCIAL FINANCE BUSINESS PROPERTY CORPORATION,
A Delaware corporation, its successors and assigns

Address:	Middle Market Risk
10900 Northeast Fourth Street, Suite 500
Bellevue, Washington 98004

THIS SECURITY AGREEMENT is made, given, and entered into as of July 25, 2008, by the Debtor named above to and for the benefit of the Secured Party. Debtor, for valuable consideration, hereby grants to Secured Party a security interest in the property listed on Exhibit B hereto, and any and all additions and substitutions thereto (the “Collateral”) (i) to secure payment of the indebtedness evidenced by that certain Balloon Promissory Note of even date herewith, payable to the order of Secured party, in the principal amount of Thirteen Million Five Hundred Thousand and no hundredths Dollars ($13,500,000.00.00) (the “Note”) and (ii) to secure all other obligations of Debtor arising under all documents (collectively, the “Loan Documents”) securing or executed in connection with the Note, except the Environmentally Indemnity Agreement Regarding Hazardous Substances (“Indemnity”).

Debtor expressly warrants and covenants:

1.	Except for the security interest granted hereby, Debtor is, or to the extent that this Security Agreement states that the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any lien, security interest or encumbrance, other than the Permitted Exceptions (as defined in the Security Instrument as hereinafter defined). Debtor understands that any further encumbrance of the Collateral is prohibited. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming the same of any interest therein by, through or under Debtor.

2.	The Collateral is used or brought primarily for use in the business of Debtor and not for consumer purposes.

3.	The Collateral is located at or on or is used or owned for or in connection with the real estate situated in Milpitas, Santa Clara County, California, commonly known as 1550 Buckeye Drive, and described on the attached Exhibit A herein incorporated by this reference (the “Property”). Debtor shall promptly notify Secured Party of any change in the location of the Collateral.

4.	Debtor is a corporation formed under the laws of the State of Delaware. Debtor’s business address is as stated above. Debtor shall promptly notify Secured Party of any change in Debtor’s principal place of business or organizational status.

5.	Debtor shall pay when due, prior to delinquency, all taxes and assessments of every nature which may be levied or assessed against the Collateral.

6.	Except for liens in favor of Secured Party, without Secured Party’s prior written consent, Debtor shall not permit or allow any lien, security interest or encumbrance whatsoever upon the Collateral (other than the Permitted Exceptions described in the Security Instrument and any other liens permitted under the Loan Documents) and shall not permit the Collateral to be attached or replevied. Secured Party’s consent to a junior lien by an entity owned by, or under common control with, Secured Party shall not be unreasonably withheld.

7.	The Collateral is in good condition and Debtor shall keep the Collateral in good condition (reasonable wear and tear expected) and from time to time, forthwith, replace and repair all such parts of the Collateral as may be broken, worn out, or damaged without allowing any lien to be created upon the Collateral on account of such replacement or repairs. Secured Party may examine and inspect the Collateral at any time, wherever located, subject to reasonable prior notice.

8.	Debtor will not use the Collateral in violation of any applicable statutes, regulations or ordinances.

Notwithstanding anything else contained herein or in any of the Loan Documents to the contrary, if any personal property for use on the Property will be leased to Debtor, Secured Party’s interest therein shall be subordinate to lessor’s interest therein.

Until the occurrence of an “Event of Default” (as hereinafter defined), Debtor may have possession of the Collateral and use it in any lawful manner, and upon the occurrence of an Event of Default Secured Party shall have the immediate right to the possession of the Collateral to the extent and in the manner provided by applicable law.

Debtor shall be in default under this Security Agreement upon the happening of any of the following events (an “Event of Default”):

(a)	default in the payment or performance of any obligation, covenant or liability contained or referred to in this Security Agreement (provided, however, that Debtor shall have been given as to Nos. 5, 6, 7 and 8 above, thirty (30) days written notice and opportunity to cure, or if the default cannot be cured within such thirty (30)-day period, such additional time as may be reasonably required to commence and pursue curative action with reasonable diligence); provided, however, that no notice of default and no opportunity to cure shall be required with respect to defaults under Nos. 6 and 7 if during the prior twelve (12) months Secured Party has already sent more than one (1) notice to Debtor concerning default in performance of the same obligation); or

(b)	the occurrence of an “Event of Default” as defined under the Note (which defined term includes applicable notice and grace periods), any instrument securing the Note, including the Commercial Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing securing the Note (the “Security Instrument”), or any other Loan Document; or

(c)	the loss, theft, damage or destruction to or of any of the Collateral as to which adequate insurance has not been provided which shall materially and substantially diminish the aggregate value of the Collateral, if the lost, stolen, damaged or destroyed items are not repaired or replaced within thirty (30) days after the date of the loss, theft, damage or destruction and, in the case of any replacement, with new items which are comparable in value to the items lost, stolen, damaged or destroyed and with respect to which Secured Party is granted a security interest; or

(d)	the sale of the encumbrance of any of the Collateral except in the ordinary course of business or except Collateral which is immediately replaced with similar collateral of equal or greater value; or

(e)	the making of any levy, seizure or attachment on or to the Collateral which is not released or dismissed within ninety (90) days.

Upon the occurrence of an Event of Default, Secured Party may declare the Note immediately due and payable and shall have the remedies of a secured party under the Articles of the Uniform Commercial Code as adopted in the State of California (the “UCC”). Secured Party may require Debtor to assemble the Collateral and deliver or make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties.

Secured Party may require that the Collateral be sold at a public sale at the same time and place as the sale of the Property, or Secured Party may sell the Collateral at one or more other public or private sales in accordance with the UCC. The Collateral shall not be required to be exhibited, presented or displayed at any sale. In the event that the Collateral is sold under the Security Instrument, Secured Party hereby assigns its security interest in the Collateral to the trustee or sheriff selling the Property under the Security Instrument. Debtor agrees that a sale of the Collateral under the Security Instrument and the notices required under the laws of the State of California for the sale of real property are commercially reasonable and adequate under the UCC.

Debtor agrees to pay to Secured Party in addition to the indebtedness secured hereby, all expenses of retaking, holding, preparing for sale and selling incurred by Secured Party in connection with realization on the Collateral including reasonable attorneys’ fees and costs. In addition, in the event suit or action is instituted to enforce or interpret this Security Agreement (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal whether or not taxable as costs, or in any bankruptcy proceeding, including, without limitation, reasonable attorneys’ fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

Secured Party may at any time and from time to time, file financing statements, continuation statements and amendments thereto that describe the Collateral as set forth in Exhibit B or words of similar effect and which contain any other information required for the sufficiency of any financing statement, continuation statement or amendment, including whether the Debtor is an organization, the type of organization and any organization identification number issued to the Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Secured Party on behalf of Debtor, and may be filed at any time in any jurisdiction.

In addition, Debtor shall at any time and from time to time take such steps as Secured Party may reasonably request for Secured party (a) to obtain an acknowledgement, in form and substance satisfactory to Secured Party, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Secured Party, (b) to obtain “control” of any investment property, deposit accounts, letter of credit rights or electronic chattel paper (as such terms are defined in the UCC), with any agreements establishing control to be in form and substance satisfactory to Secured Party, and (c) to otherwise insure the continued perfection and priority of Secured Party’s security interest in any of the Collateral and the preservation of its right therein.

Nothing contained herein shall be construed to narrow the scope of Secured Party’s security interest in any of the Collateral or the perfection of priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of Secured Party hereunder except (and then only to the extent) mandated by the UCC.

No waiver by Secured Party of an Event of Default shall operate as a waiver of any other default or of the same default on a future occasion. The taking of this Security Agreement shall not waive or impair any other security said Secured Party may have or hereafter acquire for the payment of the Note nor shall the taking of any such additional security waive or impair this Security Agreement. Secured Party may resort to any security it may have in the order it may deem proper.

All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns. All promises and duties of Debtor shall bind its successors and assigns.

Any and all notices, elections, demands, or requests permitted or required to be made under this Security Agreement shall be in writing, signed by the party giving such notice, election, demand or request, and shall be delivered personally, or sent by registered, certified, or Express United States mail, postage prepaid, or by Federal Express or similar service requiring a receipt, to the other party at the address set forth above or to such other party and at such other address within the United States of America as any party may designate as provided herein. The date of receipt of such notice, election, demand or request shall be the earliest of (i) the date of actual receipt, (ii) three (3) business days after the date of mailing by registered or certified mail, (iii) one (1) business day after the date of mailing by Express Mail, or the delivery (for redelivery) to Federal Express or another similar service requiring a receipt, or (iv) the date of personal delivery (or refusal upon presentation for delivery).

This Security Agreement shall be governed and construed in accordance with the laws of the State of California applicable to contracts made and to be performed therein (without regard to choice of law principles).

To the extent of any conflict between the provisions of this Security Agreement and the provisions of Section 14 of the Security Instrument, the provisions of this Security Agreement shall control.

WAIVER OF JURY TRIAL. DEBTOR AND SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVE ANY AND ALL RIGHTS THAT EACH PARTY TO THIS SECURITY AGREEMENT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR THE STATE OF CALIFORNIA, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, THE LOAN DOCUMENTS OR ANY TRANSACTIONS CONTEMPLATED THEREBY OR RELATED THERETO. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING. DEBTOR UNDERSTANDS THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND EACH PARTY INDIVIDUALLY BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE SAFEGUARDS, INCLUDING, A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.

TIME IS OF THE ESSENCE UNDER THIS SECURITY AGREEMENT.

IN WITNESS WHEREOF, Debtor has executed or caused this Security Agreement to be executed as of the year and day first written above.

DEBTOR:

NANOMETRICS INCORPORATED, A Delaware corporation

By:	/s/ Gary Schaefer

Printed Name:	Gary Schaefer

Title:	Chief Financial Officer

EXHIBITS:

Exhibit A – Legal Description

Exhibit B – Personal Property

Loan No.: 6326048-001

EXHIBIT A

(1550 Buckeye Drive, Milpitas, Santa Clara County, California)

Legal Description:

Real property in the City of Milpitas, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

PARCEL 1, AS SHOWN ON PARCEL MAP FILED NOVEMBER 4, 1998 IN BOOK 709 OF MAPS, AT PAGE(S) 41 AND 42, SANTA CLARA COUNTY RECORDS.

PARCEL TWO:

PERMANENT NON-BUILDING EASEMENT OVER A PORTION OF PARCEL 3, AS SHOWN ON PARCEL MAP ABOVE REFERRED TO.

PARCEL THREE:

TWO 10’ WIDE PRIVATE STORM DRAINAGE EASEMENTS OVER PARCEL 3, AS SHOWN ON PARCEL MAP ABOVE REFERRED TO.

PARCEL FOUR:

RECIPROCAL EMERGENCY ACCESS EASEMENT OVER PARCEL 3, AS SHOWN ON PARCEL MAP ABOVE REFERRED TO.

APN: 086-03-093

EXHIBIT B

(1550 Buckeye Drive, Milpitas, Santa Clara County, California)

Secured Party:	GE COMMERCIAL FINANCE BUSINESS PROPERTY CORPORATION,
A Delaware corporation, its successors and assigns

Debtor:	NANOMETRICS INCORPORATED, a Delaware corporation

Loan No.:	6326048-001

The collateral includes all of the right, title and interest of Debtor in, to and under:

1. All fixtures, landscaping, equipment, and articles of property now or hereafter attached to, or used or adapted for use in the operation of buildings, structures, improvements, and parking areas located on the real estate (herein the “Premises”) described in Exhibit A, including but without being limited to, all heating, air conditioning, lighting, and incinerating apparatus and equipment; all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor covering, underpadding, elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, draperies, screens, storm sash, awnings, and shrubbery and plats, and including also all interest of any owner of the Premises in any of such items hereafter at any time acquired under conditional sale contract, chattel mortgage or other title retaining or security instrument, all of which property mentioned in this paragraph 1 shall be referred to as the “Improvements” and shall be deemed part of the realty and not severable wholly or in part without material injury to the freehold of the Premises.

2. All compensation, awards, damages, rights of action and proceeds, including interest thereon and/or the proceeds of any policies of insurance therefor, arising out of or relating to a (a) taking or damaging of the Premises or Improvements thereon by reason of any public or private improvement, condemnation proceeding (including change of grade), sale or transfer in lieu of condemnation, or fire, earthquake or other casualty, or (b) any injury to or decrease in the value of the Premises or the Improvements for any reason whatsoever.

3. Return premiums or other payments upon any insurance any time provided for the benefit of or naming Secured Party with respect to the Premises, Improvements and other collateral described herein, and refunds or rebates of taxes or assessments on the Premises.

4. All written and oral leases and rental agreements (including extensions, renewals and subleases; all of the foregoing shall be referred to collectively herein as the “Leases”) now or hereafter affecting the Premises including, without limitation, all rents, issues, profits and other revenues and income therefrom and from the renting, leasing or bailment of Improvements, all guaranties of tenants’ performance under the Leases, and all rights and claims of any kind that Debtor may have against any tenant under the Leases or in connection with the termination or rejection of the Leases in a bankruptcy or insolvency proceeding.

5. Plans, specifications, contracts and agreements relating to the design or construction of the Improvements; Debtor’s rights under any payment, performance, or other bond in connection with the design or construction of the Improvements; all landscaping and construction materials, supplies, and equipment used or to be used or consumed in connection with construction of the Improvements, whether stored on the Premises or at some other location; and contracts, agreements, and purchase orders with contractors, subcontractors, suppliers, and materialmen incidental to the design or construction of the Improvements.

Secured Party:	GE COMMERCIAL FINANCE BUSINESS PROPERTY CORPORATION,
A Delaware corporation, its successors and assigns

Debtor:	NANOMETRICS INCORPORATED, a Delaware corporation

Loan No.:	6326048-001

6. all contracts, deposits, rights, claims or causes of action pertaining to the operation, sale or leasing of the Premises or the Improvements, including, without limitation, all options or contracts to acquire other property for use in connection with operation or development of the Premises or Improvements, management contracts, service or supply contracts, permits, licenses, franchises and certificates, and all commitments or agreements, now or hereafter in existence, intended by the obligor thereof to provide Debtor with proceeds to satisfy the loan evidenced hereby or improve the Premises or Improvements, and the right to receive all proceeds due under such commitments or agreements including refundable deposits and fees.

7. All books, records, surveys, reports and other documents related to the Premises, the Improvements, the Leases, or other items of collateral described herein.

8. All additions, accessions, replacements, substitutions, proceeds and products of the real and personal property, tangible and intangible, described herein, including but not limited to lease and real-estate proceeds and other amounts relating to the use, disposition, or sale of the collateral described herein which proceeds or other amounts are characterized as general intangibles.

All of the foregoing described collateral is exclusive of any goods, inventory, equipment, furniture, furnishings, trade fixtures, and other personal property owned or supplied by Debtor or tenants of the Premises.

FURTHER ENCUMBRANCE OF THE ABOVE COLLATERAL IS PROHIBITED.

Loan No.: 6326048-001

BALLOON PROMISSORY NOTE

(Rate Reset)

(1550 Buckeye Drive, Milpitas, Santa Clara County, California)

$13,500,000.00	July 25, 2008

FOR VALUE RECEIVED, NANOMETRICS INCORPORATED, a Delaware corporation (“Borrower”), promises to pay to the order of GE COMMERCIAL FINANCE BUSINESS PROPERTY COPORATION, a Delaware corporation (“Payee”; Payee and any subsequent holder of this Balloon Promissory Note (this “Note”) being referred to herein as “Holder”), at Payee’s office at 10900 Northeast Fourth Street, Suite 500, Bellevue, Washington 98004, attention: Middle Market Risk, or at such other address as Holder may form time to time designate in writing, the principal sum of Thirteen Million Five Hundred Thousand and no hundredths Dollars ($13, 500,000.00) together with interest from the date the proceeds of the loan (the “Loan”) evidenced by this Note are initially disbursed (including, without limitation, disbursement into an escrow for the benefit of Borrower) until Maturity (as defined below) on the principal balance from time to time remaining unpaid hereon at the rates set forth below.

A single payment of interest only in advance at the rate of $2,692.50 per day, representing interest through July 31, 2008, at the Initial Rate (as defined below) shall be due and payable on the date that funds are advanced hereunder. Sixty (60) consecutive monthly installments of principal and interest at the Initial Rate in the about of $106,946.68 each (which represents an amount which would amortize the principal face amount of this Note in full at the Initial Rate over a period of two hundred forty (240) months), shall be due and payable, commencing on September 1, 2008, and continuing on the first day of each and every succeeding month thereafter through August 1, 2013 (the “Re-Amortization Date”). As of the Re-Amortization Date, the principal balance remaining hereunder shall be re-amortized at the Reset Rate (as defined below), over a period of one hundred eighty (180) months. Fifty-nine (59) payments of principal and interest as computed above at the Reset Rate shall be due and payable, commencing on September 1, 2013 and continuing on the first day of each and every succeeding month thereafter through July 1, 2018, and on August 1, 2018 (“Maturity”), all unpaid principal and interest hereon shall be due and payable.

The Initial Rate shall be Seven and eighteen hundredths percent (7.18%) per annum. The Reset Rate shall be equal to the weekly average yield of five (5)-year U.S. Dollar Interest Rate Swaps in effect as of the Re-Amortization Date (as published in Federal Reserve Statistical Release H.15[519]) (the “Index”), plus three hundred three (303) basis points. If the Index is no longer published in Federal Reserve Statistical Release H.15[519] or if the method for compiling the Index is (as determined in Holder’s reasonable discretion) materially altered, then Holder shall select such replacement index as Holder in its sole discretion determines most closely approximates the Index. Interest shall be computed on the basis of a 360-day year and actual days elapsed up to a maximum of 365 days.

All payments of the principal and interest on this Note shall be made in coin or currency of the United States of America which at the time shall be the legal tender for the payment of public and private debts.

Borrower shall authorize and make such arrangements as may be necessary to enable Holder to obtain payments due under this Note and the other Loan Documents through the automated clearing house system (“ACH System”). Such authorizations and arrangements shall include, without limitation, establishing and maintaining an account with a commercial bank that is a member of the ACH System and entering into an ACH System agreement with Holder.

If any payment (other than the final, balloon payment, if any) shall not be received by Holder within ten (10) days after its due date, Borrower shall pay an additional charge equal to five percent (5.00%) of the delinquent payment or the highest additional charge permitted by law, whichever is less. A late charge of $1,000.00 will be assessed with respect to any delinquent balloon payment.

Except as is expressly provided for herein, this Note may not be prepaid in whole or in part without the prior written consent of Holder. Upon payment of a “Prepayment Fee” calculated as set forth below (the “Prepayment Fee”), Borrower shall have the right to prepay all, but not less than all, of the outstanding balance of this Note. The Prepayment Fee shall be determined by calculating the “Base Fee” by multiplying the “Base Fee Factor” set forth below by the principal balance to be prepaid and, if the Fixed Rate shall have been elected, adding it to the “Variable Fee”, which is determined by (i) calculating the decrease (expressed in basis points) in the current weekly average yield of Five (5)-year U.S. Dollar Interest Rate Swaps (as published in Federal Reserve Statistical Release H.15[519]) (the “Index”) from Friday, April 4, 2008, or the Re-Amortization Date, as applicable, to the prepayment date, (ii) dividing the decrease by 100, (iii) multiplying the result by the following described “Variable Fee Factor”, and (iv) multiplying the product by the principal balance to be prepaid. If the Index is unchanged or has increased from Friday, April 4, 2008, or the Re-Amortization Date, as applicable, to the prepayment date, no Variable Fee shall be due. The Base Fee Factor and the Variable Fee Factor shall be as shown on the following chart for the month in which prepayment occurs:

No. Mos. Remaining	(Years)	Base Fee Factor	Variable Fee Factor
120 – 109	(10)	.050	.044
108 – 97	(9)	.040	.037
96 – 85	(8)	.030	.030
84 – 73	(7)	.020	.022
72 – 61	(6)	.010	.014
60 – 49	(5)	.0	.044
48 – 37	(4)	.0	.037
36 – 25	(3)	.0	.030
24 – 13	(2)	.0	.022
12 – 1	(1)	.0	.014

If the Federal Reserve Board ceases to publish Statistical Release H.15 [519], or if the method for compiling the Index is (as determined in Holder’s sole discretion) materially altered, then Holder shall select such replacement index as Holder in its reasonable discretion determines most closely approximates the Index.

Notwithstanding any prepayment requirement or restriction to the contrary in this Note, and provided no Event of Default has occurred and remains uncured, Borrower may partially prepay this Note from time to time on the due date for any scheduled installment of principal and interest, so long as any such partial prepayment (i) does not occur within twelve (12) months of any other such partial prepayment and (ii) does not exceed twenty percent (20%) of the principal balance of this Note outstanding at the time of such prepayment. Any such partial prepayment shall be without obligation for any Prepayment Fee.

If Holder at any time accelerates this Note after an Event of Default (defined below), then Borrower shall be obligated to pay the Prepayment Fee calculated as set forth above. The Prepayment Fee shall not be payable in the case of an assumption of the Loan (if permitted by Holder pursuant to the terms of the Security Instrument (as hereinafter defined)), nor with respect to condemnation awards or insurance proceeds from fire or other casualty which Holder applies to prepayment, nor with respect to Borrower’s prepayment of the Note in full during the last 90 days preceding the Re-Amortization Date or during the last 90 days of the term of this Note unless an Event of Default has occurred and remains uncured. Borrower expressly acknowledges that such Prepayment Fee is not a penalty but is intended solely to compensate Holder for the loss of its bargain and the reimbursement of internal expenses and administrative fees and expenses incurred by Holder.

BORROWER HEREBY EXPRESSLY (1) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND (2) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ANY OR ALL OF THIS NOTE IS MADE, WHETHER VOLUNTARY OR UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY HOLDER ON ACCOUNT OF ANY EVENT OF DEFAULT BY BORROWER UNDER THIS NOTE, THE SECURITY INSTRUMENT OR ANY OTHER DOCUMENT EVIDENCING OR SECURING THE LOAN, INCLUDING, BUT NOT LIMITED TO, ANY TRANSFER OR DISPOSITION AS PROHIBITED OR RESTRICTED BY THE PROVISIONS OF THE SECURITY INSTRUMENT, THEN BORROWER SHALL BE OBLIGATED TO PAY, CONCURRENTLY THEREWITH, THE PREPAYMENT FEE. BY SIGNING THIS PROVISION IN THE SPACE PROVIDED BELOW, BORROWER AGREES THAT HOLDER’S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THIS NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER FOR THIS WAIVER AND AGREEMENT.

BORROWER ______________

The Loan is secured, in part, by a certain Commercial Deed of Trust, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing (the “Security Instrument”) covering the real property and other assets (the “Property”) described therein, and by certain other documents executed and delivered in connection herewith (this Note, the Security Instrument and such other documents are collectively called the “Loan Documents”).

To the extent permitted by applicable law, Holder shall have full recourse against Borrower for all sums due under this Note and for all the representations, warranties, indemnities and covenants in the Security Instrument and all other Loan Documents.

Each of the following shall constitute an Event of Default (“Event of Default”) hereunder and under the Security Instrument:

(a)	Failure of Holder to receive any payment of principal, interest, or Prepayment Fee upon this Note when due, and such failure shall continue for ten (10) days after written notice is given to Borrower of the same; or

(b)	The occurrence of an “Event of Default” as defined in any Loan Document (other than this Note).

Upon this occurrence of any Event of Default, Holder shall have the option to declare the entire amount of principal and interest due under this Note immediately due and payable without notice or demand, and Holder may exercise any of its rights under this Note and any document executed or delivered herewith. After acceleration or Maturity, Borrower shall pay interest on the outstanding principal balance of this Note at the rate of fifteen percent (15.00%) per annum or the maximum interest rate permitted by law, whichever is less (the “Default Rate”).

If this Note is placed in the hands of an attorney for collection, Borrower shall pay reasonable attorneys’ fees and costs incurred by Holder in connection therewith, and in the event suit or action is instituted to enforce or interpret this Note (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal, whether or not taxable as costs, or in any bankruptcy proceeding, or in connection with post-judgment collection efforts, including, without limitation, reasonable attorneys’ fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

This Note shall be governed and construed in accordance with the laws of the State of California applicable to contracts made and to be performed therein (excluding choice-of-law principles). Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in California in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.

This Note is given in a commercial transaction for business purposes.

This Note may be declared due prior to its expressed Maturity, all in the events, on the terms, and in the manner provided for in the Security Instrument.

Borrower and all sureties, endorsers, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices except those for which the Loan Documents expressly provide, and further waive diligence in collecting this Note or in enforcing any of the security for this Note; (ii) agree to any substitution, subordination, exchange or release of any security for this note or the release of any party primarily or secondarily liable for the payment of this note; (iii) agree that, to the extent permitted under applicable law, Holder shall not be required to first institute suit or exhaust it remedies hereon against Borrower or other liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (iv) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by Holder with any person now or hereafter liable for the payment of this Note, even if Borrower is not a party to such agreement.

Borrower authorizes Holder or its agent to insert in the spaces provided herein the appropriate interest rate and the payment amounts as of the date of the initial advance hereunder.

All agreements between Borrower and Holder, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the final maturity of this Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Holder exceed the maximum amount permissible under the applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of the maximum amount permissible under applicable law, the interest payable to Holder shall be reduced to the maximum amount permissible under applicable law; and if from any circumstance Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum amount permissible under applicable law, an amount equal to the excessive interest shall be applied to the outstanding principal balance hereof, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under applicable law. Holder expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under applicable law. This paragraph shall control all agreements between Borrower and Holder.

WAIVER OF JURY TRIAL. BORROWER AND PAYEE HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVE ANY AND ALL RIGHTS THAT EACH PARTY TO THIS NOTE MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATESOF AMERICA OR THE STATE OF CALIFORNIA, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE, THE LOAN DOCUMENTS OR ANY TRANSACTIONS CONTEMPLATED THEREBY OR RELATED THERETO. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING. BORROWER UNDERSTANDS THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND EACH PARTY INDIVIDUALLY BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE SAFEGUARDS, INCLUDING, A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

TIME IS OF THE ESSENCE HEREUNDER.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized representative as of the year and day first written above.

BORROWER:

NANOMETRICS INCORPORATED, a Delaware corporation

By:	/s/ Gary Schaefer

Printed Name:	Gary Schaefer

Title:	Chief Financial Officer

THIS DEED OF TRUST (herein “Instrument”), made and given as of July 25, 2008, by the Trustor, NANOMETRICS INCORPORATED, a Delaware corporation, successor-by-merger to Nanometrics, Inc., a California corporation, whose address is 1550 Buckeye Drive, Milpitas, California 95035-7418 (herein “Borrower”), in favor of FIRST AMERICAN TITLE COMPANY, whose address is 1737 North First Street, San Jose, California 95112, Attention: Linda Tugade (herein “Trustee”), for the benefit of the Beneficiary, GE COMMERCIAL FINANCE BUSINESS PROPERTY CORPORATION, a Delaware corporation, whose address is Middle Market Risk, 10900 Northeast Fourth Street, Suite 500, Bellevue, Washington 98004 (herein “Lender”), as beneficiary,

WITNESSETH:

THAT, WHEREAS, Borrower is justly indebted to Lender in the principal sum of $13,500,000.00, pursuant to a certain Balloon Promissory Note of even date herewith, more particularly described below,

NOW, THEREFORE, in consideration of the indebtedness herein recited and the trust herein created, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower irrevocably grants, bargains, sells, conveys and assigns to Trustee, in trust, WITH POWER OF SALE, all of Borrower’s estate, right, title and interest, now owned or hereafter acquired, including any reversion or remainder interest, in the real property located in the City of Milpitas, County of Santa Clara, State of California, commonly known as 1550 Buckeye Drive, and more particularly described on Exhibit A attached hereto and incorporated herein including all heretofore or hereafter vacated alleys and streets abutting the property, and all easements, rights, appurtenances, tenements, hereditaments, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock appurtenant to the property (collectively “Premises”);

TOGETHER with all of Borrower’s estate, right, title, and interest, now owned or hereafter acquired, in, under, and to:

(a) all buildings, structures, improvements, parking areas, landscaping, equipment, fixtures and articles of property now or hereafter erected on, attached to, or used or adapted for use in the operation of the Premises; including but without being limited to, all heating, air conditioning, lighting, and incinerating apparatus and equipment; all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor coverings, underpadding, elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, draperies, screens, storm sash, awnings, and shrubbery and plants, and including also all interest of any owner of the Premises in any of such items hereafter at any time acquired under conditional sale contract, chattel mortgage or other title retaining or security instrument, all of which property mentioned in this clause (a) shall be deemed part of the realty covered by this Instrument and not severable wholly or in part without material injury to the freehold of the Premises (all of the foregoing together with replacements and additions thereto are referred to herein as “Improvements”); and

(b) all compensation, awards, damages, rights of action and proceeds, including interest thereon and/or the proceeds of any policies of insurance therefor, arising out of or relating to (i) a taking or damaging of the Premises or Improvements thereon by reason of any public or private improvement, condemnation proceeding (including change of grade), sale or transfer in lieu of condemnation, or fire, earthquake or other casualty, or (ii) any injury to or decrease in the value of the Premises or the Improvements for any reason whatsoever;

(c) return premiums or other payments upon any insurance any time provided with respect to the Premises, Improvements, and other collateral described herein for the benefit of or naming Lender, and refunds or rebates of taxes or assessments on the Premises;

(d) all written and oral leases and rental agreements (including extensions, renewals, and subleases; all of the foregoing shall be referred to collectively herein as the “Leases”) now or hereafter affecting the Premises, and including, without limitation, all rents, issues, income, profits and other revenues and income therefrom and from the renting, leasing or bailment of Improvements and equipment (“Rents”), all guaranties of tenants’ performance under the Leases (including but not limited to rights under any letter of credit given as security for such tenant’s obligations), and all rights and claims of any kind that Borrower may have against any tenant under the Leases or in connection with the termination or rejection of the Leases in a bankruptcy or insolvency proceeding;

(e) plans, specifications, contracts and agreements relating to the design or construction of the Improvements; Borrower’s rights under any payment, performance, or other bond in connection with the design or construction of the Improvements; all landscaping and construction materials, supplies, and equipment used or to be used or consumed in connection with construction of the Improvements, whether stored on the Premises or at some other location; and contracts, agreements, and purchase orders with contractors, subcontractors, suppliers, and materialmen incidental to the design or construction of the Improvements;

(f) all contracts, deposits, rights, claims or causes of action pertaining to the operation, sale or leasing of the Premises or the Improvements, including, without limitation, all options or contracts to acquire other property for use in connection with operation or development of the Premises or Improvements, management contracts, service or supply contracts, permits, licenses, franchises and certificates, and all commitments or agreements, now or hereafter in existence, intended by the obligor thereof to provide Borrower with proceeds to satisfy the loan evidenced hereby or improve the Premises or Improvements, and the right to receive all proceeds due under such commitments or agreements including refundable deposits and fees;

(g) all books, records, surveys, reports and other documents related to the Premises, the Improvements, the Leases, or other items of collateral described herein: and

(h) all additions, accessions, replacements, substitutions, proceeds and products of the real and personal property, tangible and intangible, described herein, including but not limited to lease and real-estate proceeds and other amounts relating to the use, disposition, or sale of the collateral described herein which proceeds or other amounts are characterized as general intangibles.

All of the foregoing described collateral is exclusive of any goods, inventory, equipment, furniture, furnishings, trade fixtures, and other personal property owned or supplied by Borrower or tenants of the Premises. The Premises, the Improvements, the Leases and all of the rest of the foregoing collateral are herein referred to as the “Property.”

TO HAVE AND TO HOLD the above-described Property unto Trustee in trust for the benefit of Lender and its successors and assigns forever.

BUT THIS IS A TRUST DEED

TO SECURE TO Lender (a) the repayment of the indebtedness evidenced by that certain Balloon Promissory Note dated of even date herewith from Borrower, as maker, to Lender, as payee, in the principal sum of Thirteen Million Five Hundred Thousand and no hundredths Dollars ($13,500,000.00), with interest thereon as set forth therein, having a maturity date of August 1, 2018, and all renewals, extensions and modifications thereof (herein “Note”); (b) the repayment of any future advances, with interest thereon, made by Lender to Borrower pursuant to Section 30 hereof (herein “Future Advances”); (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Instrument or to fulfill any of Borrower’s obligations hereunder or under the other Loan Documents (as defined below); (d) the performance of the covenants and agreements of Borrower contained herein or in the other Loan Documents; and (e) the repayments of all sums now or hereafter owing to Lender by Borrower pursuant to any instrument which recites that it is secured hereby. The indebtedness and obligations described in clauses (a)-(e) above are collectively referred to herein as the “Indebtedness.” The Note, this Instrument, and all other documents evidencing, securing or guaranteeing the Indebtedness (except the Environmental Indemnity Agreement Regarding Hazardous Materials (“Indemnity”)), as the same may be modified or amended from time to time, are referred to herein as the “Loan Documents.” The terms of the Note secured hereby may provide that the interest rate or payment terms or balance due may be indexed, adjusted, renewed, or renegotiated from time to time, and this instrument shall continue to secure the Note notwithstanding any such indexing, adjustment, renewal or renegotiation.

Borrower represents and warrants that Borrower has good, marketable and insurable title to, and has the right to grant, convey and assign an indefeasible fee simple estate in, the Premises, Improvements, Rents and Leases and the right to convey the other Property, that the Property is unencumbered except as disclosed in writing to and approved by Lender prior to the date hereof, and that Borrower will warrant and forever defend unto Trustee the title to the Property against all claims and demands of all persons claiming by, through or under Borrower, subject only to the exceptions set forth in Schedule 1 attached hereto, the lien of taxes and assessments not yet delinquent and liens and encumbrances otherwise permitted under the Loan Documents or the Indemnity (collectively, “Permitted Exceptions”).

Borrower represents, warrants, covenants and agrees for the benefit of Lender as follows:

1. PAYMENT OF PRINCIPAL AND INTEREST. Borrower shall promptly pay when due the principal of and interest on the Indebtedness, any prepayment and other charges provided in the Loan Documents and all other sums secured by this Instrument.

2. IMPOUNDS FOR TAXES, INSURANCE AND OTHER CHARGES. Except as is hereinafter provided with respect to the impounding of such payments by Lender following the occurrence of an Event of Default, Borrower shall pay or cause to be paid when due, prior to delinquency, all annual real estate taxes, insurance premiums, assessments, water and sewer rates, ground rents and other charges (herein “Impositions”) payable with respect to the Property. Upon the occurrence of an Event of Default (hereinafter defined), and at Lender’s sole option at any time thereafter, Borrower shall pay in addition to each monthly payment on the Note, one-twelfth of the annual Impositions (as estimated by Lender in its sole discretion), to be held by Lender without interest to Borrower, for the payment of such Impositions (such payments being referred to herein as “Impounds”).

Annually during the term of this Instrument, if Lender shall have required Impounds following an Event of Default, Lender shall compare the Impounds collected to the Impositions paid or to be paid. If the amount of such Impounds held by Lender at such time shall exceed the amount deemed necessary by Lender to provide for the payment of Impositions as they fall due, if no Event of Default shall have occurred and be continuing, such excess shall be at Borrower’s option, either repaid to Borrower or credited to Borrower on the next monthly installment or installments of Impounds due. If at any time the amount of the Impounds held by Lender shall be less than the amount deemed necessary by Lender to pay Impositions as the fall due, Borrower shall pay to Lender any amount necessary to make up the deficiency within thirty (30) days after notice from Lender to Borrower requesting payment thereof. If an Event of Default shall have occurred and be continuing, Lender may apply, in any amount and in any order as Lender shall determine in Lender’s sole discretion, any Impounds held by Lender at the time of application (i) to pay impositions which are now or will hereafter become due, or (ii) as a credit against sums secured by this Instrument. Upon payment in full of all sums secured by this Instrument, Lender shall refund to Borrower any Impounds then held by Lender. If requested by Lender, Borrower shall promptly furnish to Lender all notices of Impositions which become due, and in the event Borrower shall make payment directly, Borrower shall promptly furnish to Lender receipts evidencing such payments.

3. APPLICATION OF PAYMENTS. Unless applicable law provides otherwise, each complete installment payment received by Lender from Borrower under the Note or this Instrument shall be applied by Lender first in payment of amounts payable to Lender by Borrower under Section 2 hereof, then to interest payable on the Note, then to principal of the Note, and then to interest and principal on any Future Advances in such order as Lender, at Lender’s sole discretion, shall determine. If an Event of Default shall have occurred and be continuing, Lender may apply, in any amount and in any order as Lender shall determine in Lender’s sole discretion, any payments received by the Lender under the Note or this instrument. Any partial payment received by Lender shall, at Lender’s option, be held in a non-interest bearing account until Lender receives funds sufficient to equal a complete installment payment.

4. CHARGES, LIENS. Borrower shall promptly discharge or bond off any lien which has, or may have, priority over or equality with, the lien of this Instrument, and Borrower shall pay, when due, the claims of all persons supplying labor or materials to or in connection with the Property. Without Lender’s prior written permission, Borrower shall not allow any lien inferior to this Instrument to be perfected against the Property. If any lien inferior to this instrument is filed against the Property without Lender’s prior written permission and without the consent of Borrower, Borrower shall, within thirty (30) days after receiving notice of the filing of such lien, cause such lien to be released of record or bonded off and deliver evidence of such release or bonding to Lender. Borrower may contest any such lien by appropriate proceedings in good faith, timely filed, provided that enforcement of the lien is stayed pending such contest. Lender may require that Borrower post security for payment of such lien.

5. INSURANCE. Borrower shall obtain and maintain the following types of insurance upon and relating to the Property:

(a) “Special Form” property and fire insurance (with extended coverage endorsement including malicious mischief and vandalism) in an amount not less than the full replacement value of the Property (with a deductible not to exceed $10,000), naming the Lender as mortgagee under the policy and as loss payee under a lender’s loss payable endorsement and including agreed amount, inflation guard, replacement cost and waiver of subrogation endorsements;

(b) Commercial general liability insurance in an amount not less than $2,000,000 per occurrence and on an occurrence basis, insuring against personal injury, death and property damage and naming Lender as additional insured;

(c) Business interruption insurance or rent-loss insurance, as applicable covering loss of rental or other income (including all expenses by tenants) for up to twelve (12) months;

(d) Flood hazard insurance with respect to the Property in amounts not less than the maximum limit of coverage then available with respect to the Property or the amount of the Indebtedness, whichever is less if the Property is located in an area designated by the Federal Emergency Management Act or is hereafter designated or identified as an area having special flood hazards by the Department of Housing and Urban Development or such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to any national or state program of flood insurance; and

(e) Such other types of insurance or endorsements to existing insurance as may be required from time to time by Lender in accordance with standard commercial lending practices for similar properties and transactions.

Upon the request of Lender, Borrower shall increase the coverages under any of the insurance policies required to be maintained hereunder or otherwise modify such policies in accordance with standard commercial lending practices for similar properties and transactions. All of the insurance policies required hereunder shall be issued by corporate insurers licensed to do business in the state in which the Property is located and having a Best’s Rating-Financial Size Rating of A:VIII or better as determined and published by A.M. Best Company, and shall be in form acceptable to Lender. Certificates of all insurance required to be maintained hereunder shall be delivered to Lender (which may include the requirement of an Acord 28 “Evidence of Property Insurance” form as to property insurance) prior to or contemporaneously with Borrower’s execution of this Instrument. All such certificates shall be in form acceptable to Lender and shall require the insurance company to give to Lender at least thirty (30) days’ prior written notice before cancelling the policy for nay reason or materially amending it. Certificates evidencing all renewal and substitute policies of insurance shall be delivered to Lender at least fifteen (15) days before termination of the policies being renewed or substituted. If any loss shall occur at any time while an Event of Default shall have occurred and shall be continuing hereunder, Lender shall be entitled to the benefit of all insurance policies held or maintained by Borrower, to the same extent as if same had been made payable to Lender, and upon foreclosure hereunder, Lender shall become the owner thereof. Lender shall have the right, but not the obligation, to make premium payments, at Borrower’s expense, to prevent any cancellation, endorsement, alteration or reissuance of any policy of insurance maintained by Borrower, and such payments shall be accepted by the insurer to prevent same. Lender shall have the right, in its sole and absolute discretion, upon written notice, to require Borrower furnish to Lender a copy of any insurance policy required to be carried hereunder (including endorsements), and Borrower shall furnish the requested policy or policies and all applicable endorsements within thirty (30) days of such request.

If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) shall result in damage to or destruction of the Property (such event being called a “Loss”), Borrower will give prompt written notice thereof to Lender. If no Event of Default has occurred hereunder and is continuing, Lender shall apply all such insurance proceeds to the restoration, replacement and rebuilding of the damaged portion of the property, and such restoration, replacement and rebuilding shall be accomplished, upon satisfaction of each and all of the following conditions: (i) except as provided in (ii) below, Lender shall be satisfied that by the expenditure of such insurance proceeds the Property will be fully restored within a reasonable period of time to its value immediately preceding the loss or damage, free and clear of all liens, except the lien of this Instrument, the Permitted Exceptions set forth in Schedule 1 attached hereto, and such other liens as are specifically approved by Lender in writing under this Instrument; (ii) in the event such proceeds shall be insufficient to restore or rebuild the Property, Borrower shall deposit promptly with Lender funds which, together with the insurance proceeds, shall be insufficient in Lender’s reasonable judgment to restore and rebuild the Property; (iii) Borrower shall make reasonable efforts to obtain a waiver of the right of subrogation from any insurer under such policies of insurance who, at that time, claims that no liability exists as to Borrower or the then owner or the assured under such policies; (iv) the excess of such insurance proceeds above the amount necessary to complete such restoration and compensate Borrower for all other insured losses shall be applied on account of the Indebtedness (first to interest, then to expenses reimbursable to Lender and then to principal amounts falling due under the Note without Prepayment Fee (as defined in the Note)); (v) Lender reviews and reasonably approves in writing the plans and specifications for the restoration work and Lender receives written evidence satisfactory to Lender that the same have been approved by all governmental authorities having jurisdiction; (vi) Borrower shall have furnished to Lender, for Lender’s approval, a detailed budget and cost breakdown for said restoration work signed by Borrower and describing the nature and type of expenses and amounts thereof estimated by Borrower for said restoration work including, but not limited to, the cost of material and supplies, architect and designer fees, general contractor’s fees, and the anticipated monthly disbursement schedule, and Lender shall have reasonably given to Borrower written approval of such budget and cost breakdown (if Borrower determines at any time that its actual expenses materially differ or will materially differ from its estimated budget, it will so advise Lender promptly); (vii) Borrower has delivered to Lender evidence satisfactory to Lender that any Credit Lease (defined below) existing at the time of the Loss will remain in full force and effect subject only to abatement of rent in accordance with the terms of the Leases until completion of such repair and restoration; and (viii) in Lender’s reasonable judgment, such restoration work can be completed at least six (6) months prior to the maturity of the Note. As used herein, the term, “Credit Lease” shall refer to a Lease on which Lender has relied either in its initial underwriting the Loan (it being acknowledged that there is no Credit Lease in effect as of the date of this Instrument) or on which Lender has relied in connection with any modification of the Loan.

In the event any of such conditions are not or cannot be satisfied, then all of the insurance proceeds payable with respect to such Loss will be applied to the payment of the Indebtedness in such order as Lender may elect.

Under no circumstances shall Lender become obligated to take any action to restore the Property; all proceeds released or applied by Lender to the restoration of the Property pursuant to the provisions of this Section 5 shall be released and/or applied to the cost of restoration (including within the term “restoration” any repair, reconstruction or alteration) as such restoration progresses, in amounts which shall equal ninety percent (90%) of the amounts from time to time certified by an architect reasonably approved by Lender to have been incurred in such restoration of any and all of the Property (i.e., 90% of the total amount expended by the contractor for the project under a contract reasonably approved by Lender and billed by the contractor to Borrower) and performed by a contractor reasonably satisfactory to Lender and who shall furnish such corporate surety bond, if any, as may be reasonably required by Lender in accordance with the plans and specifications therefore approved by Lender and the remaining ten percent (10%) upon completion of such restoration and delivery to Lender of evidence reasonably satisfactory to Lender that no mechanics’ lien exists with respect to the work of such restoration; that the restoration work has been completed and fully paid for in accordance with plans and specifications for said work approved by Lender; and that all Credit Leases existing at the time the Loss occurred are in full force and effect with all tenants in possession and paying full Lease rental; and that all governmental approvals required for the completion of said restoration work and occupancy of the Property have been obtained and the same are in form and substance satisfactory to Lender.

If within a reasonable period of time after the occurrence of any Loss, Borrower shall not have submitted to Lender and received Lender’s approval of plans and specifications for the repair, restoration or rebuilding of such Loss or shall not have obtained approval of such plans and specifications from all governmental authorities whose approval is required, or if, after such plans and specifications are approved by Lender and by all such governmental authorities, Borrower shall fail to commence promptly such repair, restoration or rebuilding, or if thereafter Borrower fails to carry out diligently such repair, restoration or rebuilding or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such work (subject to Borrower’s right to contest in good faith any claims for such costs provided that any lien for such costs is stayed pending such contest), or if any other condition of this Section 5 is not satisfied within a reasonable period of time after the occurrence of any such Loss, then Lender may, in addition to all other rights herein set forth, at Lender’s option, (A) declare that an Event of Default has occurred and/or apply all of the insurance proceeds payable with respect to such Loss to the payment of the Indebtedness in such order as Lender may elect, and/or (B) Lender, or any lawfully appointed receiver of the Property may at their respective options, perform or cause to be performed such repair, restoration or rebuilding, and may take such other steps as they deem advisable to carry out such repair, restoration or rebuilding, and may enter upon the Property for any of the foregoing purposes, and Borrower hereby waives, for itself and all others holding under it, any claim against Lender and such receiver (other than a claim based upon the alleged gross negligence or intentional misconduct of Lender or any such receiver) arising out of anything done by them or any of them pursuant to this Section 5 and Lender may in its discretion apply any proceeds held by it to reimburse itself and/or such receiver for all amounts expended or incurred by it in connection with the performance of such work, including attorneys’ fees, and any excess costs shall be paid by Borrower to Lender and Borrower’s obligation to pay such excess costs shall be secured by the lien of this Instrument and shall bear interest at the Default Rate set forth in the Note, until paid. Notwithstanding anything in this Instrument or any of the other Loan Documents to the contrary, Borrower shall not be required to pay any Prepayment Fee (as defined in the Note) in connection with any insurance proceeds retained by Lender.

Nothing herein, and no authority given to Borrower to repair, rebuild or restore the Property or any portion thereof, shall be deemed to constitute Borrower the agent of Lender for any purpose, or to create, either expressly or by implication, any liens or claims or rights on behalf of laborers, mechanics, materialmen or other lien holders which could in any way be superior to the lien or claim of Lender, or which could be construed as creating any third party rights of any kind or nature to the insurance funds. At reasonable times during the work of restoration, and upon reasonable notice, Lender, either personally or by duly authorized agents, shall have the right to enter upon the Property for inspection of the work. Borrower expressly assumes all risk of loss, including a decrease in the use, enjoyment or value of the Property from any casualty whatsoever, whether or not insurable or insured against.

Borrower waives any and all right to claim or recover against Lender or its officers, employees, agents and representatives, for loss of or damage to Borrower, the Property, Borrower’s property or the property of others under Borrower’s control from any cause insured against or required to be insured against under this Section 5.

6. PRESERVATION AND MAINTENANCE OF PROPERTY. Borrower (a) shall not commit waste or permit impairment or deterioration of the Property, (b) shall not abandon the Property, (c) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair, (d) shall keep the Property, including all Improvements thereon, in good repair and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good repair, (e) shall comply in all material respects with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property, (f) if all or part of the Property is for rent or lease, then Lender, at its option after the occurrence and during the continuance of an Event of Default, may require Borrower to provide for professional management of the Property by a property manager satisfactory to Lender pursuant to a contract approved by Lender in writing, unless such requirement shall be waived by Lender in writing (provided, however, that Lender may require such professional management following a subsequent Event of Default, even after such Event of Default shall have been cured), and (g) shall give notice in writing to Lender of and, unless otherwise directed in writing by Lender, appear in and defend any action or proceeding purporting to affect the Property, the security of this Instrument or the rights or powers of Lender hereunder. Neither Borrower nor any tenant or other person, without the written approval of Lender, shall remove, demolish or structurally alter any Improvement now existing or hereafter erected on the Premises or any Property, except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind.

Borrower represents, warrants and covenants that the Property is and shall be in substantial compliance with the Americans with Disabilities Act of 1990 and all of the regulations promulgated thereunder, as the same may be amended from time to time.

7. USE OF PROPERTY. Unless required by applicable law or unless Lender has otherwise agreed in writing, Borrower shall not allow changes in the use for which all or any part of the Property was intended at the time this Instrument was executed. Borrower shall not, without Lender’s prior written consent, (i) initiate or acquiesce in a change in the zoning classification (including any variance under any existing zoning ordinance applicable to the Property), (ii) permit the use of the Property to become a non-conforming use under applicable zoning ordinances, (iii) file any subdivision or parcel map affecting the Property, or (iv) materially amend, modify or consent to any easement or covenants, conditions and restrictions pertaining to the Property.

8. PROTECTION OF LENDER’S SECURITY. If an Event of Default occurs due to Borrower’s failure to perform any of the covenants and agreements contained in this Instrument, or if any action or proceeding is commenced which affects the Property or title thereto or the interest of Lender therein, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements or proceedings involving a bankrupt or decedent, then Lender at Lender’s option may make such appearances, disburse such sums and take such action as Lender deems necessary, in it sole discretion, to protect Lender’s interest, including, but not limited to, (i) disbursement of attorneys’ fees, (ii) entry upon the Property to make repairs, and (iii) procurement of satisfactory insurance as provided in Section 5 hereof.

Any amounts disbursed by Lender pursuant to this Section 8, with interest thereon, shall become additional Indebtedness of Borrower secured by this Instrument. Unless Borrower and Lender agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the Default Rate (as defined in the Note). Borrower hereby covenants and agrees that Lender shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the Indebtedness. Nothing contained in this Section 8 shall require Lender to incur any expense or take any action hereunder.

9. INSPECTION. Lender may make or cause to be made reasonable entries upon the Property to inspect the interior and exterior thereof. Except in the case of emergency, such inspection shall be with reasonable prior notice and shall in any case be with due regard to rights of tenants and Borrower’s operations.

10. FINANCIAL DATA. Unless Borrower shall be a publicly reporting company under the Securities Exchange Act of 1934, as amended (the “1934 Act”), Borrower shall furnish to Lender, and will cause any guarantor of the Indebtedness to furnish to Lender, within one hundred twenty (120) days after the close of its fiscal year (i) annual balance sheet and profit and loss statements prepared in accordance with generally accepted accounting principles and practices consistently applied and (unless Lender shall have otherwise agreed in writing), accompanied by the annual audit report of an independent certified public accountant reasonably acceptable to Lender, (ii) an annual operating statement, together with a complete rent roll and other supporting data reflecting all material information with respect to the operation of the Property and Improvements, and (iii) all other financial information and reports that Lender may from time to time reasonably request, including, if Lender so requires, income tax returns of Borrower, and any guarantor of any portion of the Indebtedness. In addition, within one hundred twenty (120) days after the close of such tenant’s fiscal year, Borrower shall furnish to Lender the financial statements of all tenants under Credit Leases of the Property (and lease guarantors, if applicable) on whose credit Lender has relied in connection with the Loan, unless such tenant (or lease guarantor) shall be a publicly reporting company under the 1934 Act. If Borrower shall fail to provide any of the financial information described in this Section 10, Borrower shall pay to Lender an administrative fee of $250.00 per month for each month that such information remains outstanding.

11. CONDEMNATION. If the Property, or any part thereof, shall be condemned for any reason, including without limitation fire or earthquake damage, or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, (such event being called a “Taking”) and if an Event of Default has not occurred hereunder and is not continuing, Lender shall apply all such proceeds to the restoration, replacement and rebuilding of the Property, and such restoration, replacement and rebuilding shall be accomplished, upon satisfaction of each and all of the following conditions: (i) except as provided in (ii) below, Lender shall be satisfied that by the expenditure of such proceeds the Property will be fully restored within a reasonable period of time to its value immediately preceding the Taking, free and clear of all liens, except the lien of this instrument, the Permitted Exceptions set forth in Schedule 1 attached hereto, and such other liens as are specifically approved by Lender in writing under this Instrument; (ii) in the event such proceeds shall be insufficient to restore or rebuild the Property, Borrower shall deposit promptly with Lender funds which, together with the proceeds, shall be sufficient in Lender’s reasonable judgment to restore and rebuild the Property; (iii) the excess of such proceeds above the amount necessary to complete such restoration and compensate Borrower for all other losses shall be applied on account of the Indebtedness (first to interest, then to expenses reimbursable to Lender and then to principal amounts falling due under the Note without Prepayment Fee); (iv) Lender reviews and approves in writing the plans and specifications for the restoration work and Lender receives written evidence satisfactory to Lender that the same have been approved by all governmental authorities having jurisdiction; (v) Borrower shall have furnished to Lender, for Lender’s approval, a detailed budget and cost breakdown for said restoration work signed by Borrower and describing the nature and type of expenses and amounts thereof estimated by Borrower for said restoration work including, but not limited to, the cost of material and supplies, architect and designer fees, general contractor’s fees, and the anticipated monthly disbursement schedule, and Lender shall have reasonably given to Borrower written approval of such budget and cost breakdown (if Borrower determines at any time that its actual expenses materially differ or will materially differ from its estimated budget, it will so advise Lender promptly); (vi) Borrower has delivered to Lender evidence satisfactory to Lender that all Credit Leases existing at the time of the Taking will remain in full force and effect subject only to abatement of rent in accordance with the terms of the Leases until completion of such repair and restoration; and (vii) in Lender’s reasonable judgment, such restoration work can be completed at least six (6) months prior to the maturity of the Note.

In the event any of such conditions are not or cannot be satisfied, then all of the proceeds payable with respect to such Taking will be applied to the payment of the indebtedness in such order as Lender may elect.

Under no circumstances shall Lender become obligated to take any action to restore the Property; all proceeds released or applied by Lender to the restoration of the Property pursuant to the provisions of this Section 11 shall be released and/or applied on the cost of restoration (including within the term “restoration” any repair, reconstruction or alteration) as such restoration progresses, in amounts which shall equal ninety percent (90%) of the amounts from time to time certified by an architect reasonably approved by Lender to have been incurred in such restoration of any and all of the Property (i.e., 90% of the total amount expended by the contractor for the project under a contract reasonably approved by Lender and billed by the contractor to Borrower) and performed by a contractor reasonably satisfactory to Lender and who shall furnish such corporate surety bond, if any, as may be reasonably required by Lender in accordance with the plans and specifications therefore approved by Lender and the remaining ten percent (10%) upon completion of such restoration and delivery to Lender of evidence reasonably satisfactory to Lender that no mechanics’ lien exists with respect to the work of such restoration; that the restoration work has been completed and fully paid for in accordance with plans and specifications for said work approved by Lender; and that all Credit Leases existing at the time the Taking occurred are in full force and effect with all tenants in possession and paying full Lease rental; and that all governmental approvals required for the completion of said restoration work and occupancy of the Property have been obtained and the same are in form and substance satisfactory to Lender.

If within a reasonable period of time after the occurrence of any Taking, Borrower shall not have submitted to Lender and received Lender’s approval of plans and specifications for the repair, restoration or rebuilding of the Property or shall not have obtained approval of such plans and specifications from all governmental authorities whose approval is required, or if, after such plans and specifications are approved by Lender and by all such governmental authorities, Borrower shall fail to commence promptly such repair, restoration or rebuilding, or if thereafter Borrower fails to carry out diligently such repair, restoration or rebuilding or is delinquent in the payment to mechanics, materialmen or others of the costs incurred in connection with such work, (subject to Borrower’s right to contest in good faith any claims for such costs provided that any lien for such costs is stayed pending such contest), or if any other condition of this Section 11 is not satisfied within a reasonable period of time after the occurrence of any such Taking, then Lender may, in addition to all other rights herein set forth, at Lender’s option, (A) declare that an Event of Default has occurred and/or apply all of the proceeds of the Taking to the payment of the Indebtedness in such order as Lender may elect, and/or (B) Lender, or any lawfully appointed receiver of the Property may at their respective options, perform or cause to be performed such repair, restoration or rebuilding, and may take such other steps as they deem advisable to carry out such repair, restoration or rebuilding, and may enter upon the Property for any of the foregoing purposes, and Borrower hereby waives, for itself and all others holding under it, any claim against Lender and such receiver (other than a claim based upon the alleged gross negligence or intentional misconduct of Lender or any such receiver) arising out of anything done by them or any of them pursuant to this Section 11 and Lender may in its discretion apply any proceeds held by it to reimburse itself and/or such receiver for all amounts expended or incurred by it in connection with the performance of such work, including attorneys’ fees, and any excess costs shall be paid by Borrower to Lender and Borrower’s obligation to pay such excess costs shall be secured by the lien of this Instrument and shall bear interest at the Default Rate set forth in the Note, until paid. Notwithstanding anything in this Instrument or any of the other Loan Documents to the contrary, Borrower shall not be required to pay any Prepayment Fee (as defined in the Note) in connection with any proceeds of any Taking retained by Lender.

Nothing herein, and no authority given to Borrower to repair, rebuild or restore the Property or any portion thereof, shall be deemed to constitute Borrower the agent of Lender for any purpose, or to create, either expressly or by implication, any liens or claims or rights on behalf of laborers, mechanics, materialmen or other lien holders which could in any way be superior to the lien or claim of Lender, or which could be construed as creating any third party rights of any kind or nature to the proceeds. At reasonable times during the work of restoration, and upon reasonable notice, Lender, either personally or by duly authorized agents, shall have the right to enter upon the Property for inspection of the work. Borrower expressly assumes all risk of loss, including a decrease in the use, enjoyment or value of the Property from any casualty whatsoever, whether or not insurable or insured against.

12. BORROWER AND LIEN NOT RELEASED. From time to time, Lender may, at Lender’s option, without giving notice to or obtaining the consent of the Borrower, Borrower’s successors or assigns or of any junior lienholder or guarantors, without liability on Lender’s part and notwithstanding the occurrence of an Event of Default, extend the time for payment of the Indebtedness of any part thereof, reduce the payments thereon, release anyone liable on any of the Indebtedness (including but not limited to any guarantor), accept an extension or modification or renewal note or notes therefor, modify the terms and time of payment of the Indebtedness, enter into a loan modification agreement with Borrower, release from the lien of the Instrument any part of the Property, accept or release other or additional security, reconvey any part of the Property, consent to any map or plan of the Property, consent to the granting of any easement, join in any extension or subordination agreement, and agree in writing with Borrower to modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable thereunder. Any actions taken by Lender pursuant to the terms of this Section 12 shall not affect the obligation of Borrower or Borrower’s successors or assigns to pay the sums secured by this Instrument and to observe the covenants of Borrower contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the Indebtedness, and shall not affect the lien or priority of the lien hereof on the Property. Borrower shall pay Lender a reasonable service charge, together with such title insurance premiums and attorneys’ fees as may be incurred at Lender’s option (based on Lender’s then-current fee schedule for such matters), for any such action if taken at Borrower’s request or for other servicing requests, including but not limited to name changes, prepayments of the Indebtedness, and loan pay off statement requests. Such service charge is exclusive of any legal fees which may be incurred by Lender in connection with Borrower’s request.

13. FORBEARANCE BY LENDER NOT A WAIVER. Any forbearance by Lender in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any other right or remedy. The acceptance by Lender of payment of any sum secured by this Instrument after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment (after expiration of applicable notice and cure periods). The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender’s right to accelerate the maturity of the Indebtedness secured by this Instrument, nor shall Lender’s receipt of any awards, proceeds or damages under Sections 5 and 11 hereof operate to cure or waive Borrower’s default in payment of sums secured by this Instrument.

14. CALIFORNIA COMMERCIAL CODE SECURITY AGREEMENT. This Instrument is intended to be a security agreement pursuant to the California Commercial Code for any of the items specified above as part of the Property which, under applicable law, may be subject to a security interest pursuant to the California Commercial Code, and Borrower hereby grants and conveys to Lender a first and prior security interest in all of the property that constitutes personal property (“Collateral”, for purposes of this Section 14), whether now owned or hereafter acquired. Borrower agrees that Lender may file this Instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Collateral. Any reproduction of this Instrument or of any other security agreement or financing statement shall be sufficient as a financing statement. In addition, Lender may submit for filing any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Instrument in such form as Lender may deem appropriate to perfect a security interest with respect to the foregoing items. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all costs and expenses of any record searches for financing statements Lender may require.

Borrower expressly warrants and covenants:

(a) Except for the security interest granted hereby and the Permitted Exceptions, Borrower is the owner of the Collateral free from any lien, security interest or encumbrance. Borrower understands that any further encumbrance of the Collateral is prohibited. Borrower shall defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein by, through or under Borrower.

(b) The Collateral is used or bought primarily for use in the business of Borrower and not for consumer purposes.

(c) Borrower’s business address is as stated above. The Collateral is located at or on or is used or owned for or in connection with the Premises and other Property.

(d) Borrower shall promptly notify Lender of any change in the location of the Collateral or any change in Borrower’s principal place of business.

(e) Borrower shall pay when due, prior to delinquency, all taxes and assessments of every nature which may be levied or assessed against the Collateral.

(f) Except for liens in favor of Lender, without Lender’s prior written consent, Borrower shall not permit or allow any lien, security interest or encumbrance whatsoever upon the Collateral and shall not permit the Collateral to be attached or replevied. Lender’s consent to a junior lien by an entity owned by, or under common control with, Lender shall not be unreasonably withheld.

(g) The Collateral is in good condition and Borrower shall keep the Collateral in good condition (reasonable wear and tear expected) and from time to time, forthwith, replace and repair all such parts of the Collateral as may be broken, worn out, or damaged without allowing any lien to be created upon the Collateral on account of such replacement or repairs. Lender may examine and inspect the Collateral at any time, wherever located, subject to reasonable prior notice.

(h) Borrower will not use the Collateral in violation of any applicable statutes, regulations or ordinances.

Until the occurrence of an Event of Default, Borrower may have possession of the Collateral and use it in any lawful manner. If an Event of Default shall have occurred and be continuing, Lender shall have the immediate right to the possession of the Collateral.

If an Event of Default shall have occurred and be continuing, Lender shall have the remedies of a secured party under the California Commercial Code, and Lender may also invoke the remedies provided in Section 26 of this Instrument as to such items. In exercising any of said remedies Lender may, to the extent permitted by applicable law, proceed against the items of real property and any items of Collateral specified above separately or together and in any order whatsoever, without in any way affecting the availability of Lender’s remedies under the California Commercial Code or of the remedies provided in Section 26 of this Instrument. Within ten (10) days following any request therefor by Lender, Borrower shall prepare and deliver to Lender a written inventory specifically listing all of the Collateral covered by the security interest herein granted, which inventory shall be certified by Borrower as being true, correct, and complete.

FIXTURE FILING. Portions of the Collateral are goods which are or are to become fixtures relating to the Property, and Borrower covenants and agrees that the filing of this Instrument in the real estate records of the county where the Property is located shall also operate from the time of filing as a fixture filing in accordance with Section 9502(c) of the California Commercial Code.

FIXTURE FILING. The following information is provided in order that this Instrument shall comply with the requirements of the Uniform Commercial Code, as enacted in the State where the Premises are located, for instruments to be filed as financing statements and with other requirements of applicable law:

(a) Name of Borrower (Debtor):	NANOMETRICS INCORPORATED

Type of Organization:	corporation

Address of Borrower:	1550 Buckeye Drive
Milpitas, California 95035-7418

Jurisdiction of Borrower’s Organization:	Delaware

Borrower’s Organizational ID No.	3913131

(b) Name of Lender (Secured Party):	GE COMMERCIAL FINANCE BUSINESS PROPERTY CORPORATION

Address of Lender:	10900 Northeast Fourth Street, Suite 500
Bellevue, Washington 98004
Attention: Middle Market Risk

(c) Record Owner of Real Estate Described on Exhibit A hereto:	BORROWER

15. LEASES OF THE PROPERTY. As used in this Section 15, the word “Lease” shall include subleases. Borrower shall comply with and observe Borrower’s obligations as landlord under all Leases of the Property or any part thereof. All Leases now or hereafter entered into will be in form and substance subject to the approval of Lender based on Lender’s then-current underwriting criteria for similar properties and transactions. That certain Lease between Borrower and Master Kraft Machining, Inc., a California corporation, date November 12, 2007 (“Master Kraft Lease”), has been approved by Lender and Lender agrees that the Master Kraft Lease is not a Credit Lease. Borrower shall pay all attorneys’ fees incurred by Lender in reviewing any Lease or proposed Lease. All Leases of the Property shall specifically provide that such Leases are subordinate to this Instrument; that the tenant attorns to Lender, such attornment to be effective upon Lender’s acquisition of title to the Property; that the tenant agrees to execute such further evidences of attornment as Lender may from time to time request; that the attornment of the tenant shall not be terminated by foreclosure; and that Lender may, at Lender’s option, accept or reject such attornments (except as to third-party credit tenants unrelated to Borrower, as to which lender shall grant a non-disturbance provision). Borrower shall not, without Lender’s written consent, request or consent to the subordination of any Lease of all or any part of the Property to any lien subordinate to this Instrument. If Borrower becomes aware that any tenant under a Credit Lease proposes to do, or is doing, any act or thing which may give rise to any right of set-off against rent, Borrower shall (i) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against rent, (ii) immediately notify Lender thereof in writing and of the amount of said set-offs, and (iii) within ten (10) days after such accrual, reimburse the tenant who shall have acquired such right to set-off or take such other steps as shall effectively discharge such setoff and as shall assure that Rents thereafter due shall continue to be payable without set-off or deduction. Upon Lender’s receipt of notice of the occurrence of any material default or violation by Borrower of any of its obligations under the Leases beyond applicable periods for notice and cure, Lender shall have the immediate right, but not the duty or obligation, without prior written notice to Borrower or to any third party (but with due regard for rights of tenants under Leases), to enter upon the Property and to take such actions as Lender may deem necessary to cure the default or violation by Borrower under the Leases. The costs incurred by Lender in taking any such actions pursuant to this paragraph shall become part of the Indebtedness, shall bear interest at the Default Rate provided in the Note, and shall be payable by Borrower to Lender on demand. Lender shall have no liability to Borrower or to any third party for any actions taken by Lender or not taken pursuant to this paragraph.

16. REMEDIES CUMULATIVE. Each remedy provided in this Instrument is distinct and cumulative to all other rights or remedies under this Instrument or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

17. TRANSFERS OF THE PROPERTY OR BENEFICIAL INTERESTS IN BORROWER; SUBORDINATE FINANCING PROHIBITED; ASSUMPTION. Lender may, at its option, declare all sums secured by this Instrument to be immediately due and payable, and Lender may invoke any remedies permitted by Section 26 of this Instrument, if title to the Property is changed without the prior written consent of Lender, which consent shall be at Lender’s sole discretion. Any transfer of any interest in the Property or in the income therefrom, by sale, lease (except for Leases to tenants in the ordinary course of managing income property which are approved by lender pursuant to Section 15 of this Instrument), contract, mortgage, deed of trust, further encumbrance or otherwise (including any such transfers as security for additional financing of the Property), and any change in the majority ownership interest in

Borrower (including any transfer, pledge, assignment, or hypothecation thereof), shall be considered a change of title, except changes in ownership resulting from transfers to the parents, spouses, siblings, and/or lineal descendents of the current owner(s) of such interests upon the death of the current owner[s]. Leasehold deeds of trust and collateral assignments of any Lease of the Property given by tenants of the Property are prohibited without the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion. Notwithstanding the foregoing, additional but subordinate deeds of trust may be granted to Lender and, subject to the prior written consent of Lender, which consent may be withheld in Lender’s sole discretion, may be granted to entities owned by or under common control with Lender.

Lender shall have the right to condition its consent to any proposed sale or transfer described in this Section 17 upon, among other things, Lender’s approval of the transferee’s creditworthiness and management ability, and the transferee’s execution, prior to the sale or transfer, of a written assumption agreement containing such terms as Lender may require, including, if required by Lender, the imposition of an assumption fee of one percent (1%) of the then outstanding balance of the Indebtedness. Consent by Lender to one transfer of the Property shall not constitute consent to subsequent transfers or waiver of the provisions of this Section 17. No transfer by Borrower shall relieve Borrower of liability for payment of the Indebtedness, unless Lender shall otherwise agree in writing at the time of such transfer. Borrower shall pay any recording tax, recording cost, title insurance premium, attorneys’ fees, or other third-party expenses incurred by Lender in connection with any transfer, whether or not consent is required.

Notwithstanding the foregoing, Lender acknowledges that Borrower is a publicly-held company and that purchases and sales of its common stock from time to time on a generally recognized United States Stock exchange or national market system and in the ordinary course of business shall not constitute a transfer of the Property or a change in the direct or indirect ownership interest in Borrower for purposes of this Section 17. Further, offerings and sales of additional securities of Borrower, payment of stock dividends, redemptions of stock, issuance of securities pursuant to stock options, bonus or incentive plans or other common uses of publicly traded securities shall not be considered to be changes in the direct or indirect ownership interests in Borrower under this Section 17.

The transfer to and assumption by an approved transferee of the Borrower’s obligations under the Loan shall not constitute a “prepayment” of the Loan requiring payment of a “Prepayment Fee” (as defined in the Note).

18. NOTICE. Except for any notice required under applicable law to be given in another manner, any and all notices, elections, demands, or requests permitted or required to be made under this Instrument or under the Note shall be in writing, signed by the party giving such notice, election, demand or request, and shall be delivered personally, or sent by registered, certified, or Express United States mail, postage prepaid, or by Federal Express or similar nationally recognized delivery service requiring a receipt, to the other party at the address stated above, or to such other party and at such other address within the United States of America as any party may designate in writing as provided herein. The date of receipt of such notice, election, demand or request shall be the earliest of (i) the date of actual receipt, (ii) three (3) business days after the date of mailing by registered or certified mail, (iii) one (1) business day after the date of sending via overnight delivery by Express Mail, Federal Express, or another similar service requiring a receipt, or (iv) the date of personal delivery (or refusal by or on behalf of the addressee upon presentation for delivery of a properly addressed notice).

19. SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; AGENTS; CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall injure to, the respective heirs, successors and assigns of Lender and Borrower, subject to the provisions of Section 17 hereof. If Borrower is comprised of more than one person or entity, whether as individuals, partners, partnerships, limited liability companies, or corporation, each such person or entity shall be jointly and severally liable for Borrower’s obligations hereunder. In exercising any rights hereunder or taking any actions provided for herein, Lender may act through its employees, agents or independent contractors as authorized by Lender. The captions and headings of the sections of this Instrument are for convenience only and are not to be used to interpret or define the provisions hereof.

20. WAIVER OF STATUTE OF LIMITATIONS. Borrower hereby waives the right to assert any statute of limitations as a bar to the enforcement of the lien of this Instrument or to any action brought to enforce the Note or any other obligation secured by this Instrument.

21. WAIVER OF MARSHALLING. Notwithstanding the existence of any other security interests in the Property held by Lender or by any other party, Lender shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Lender shall have the right to determine the order in which any or all portions of the Indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Borrower, any party who consents to this Instrument and any party who now or hereafter acquires a security interest in the Property and who has actual or constructive notice hereof hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

22. HAZARDOUS WASTE. Lender has obtained and Borrower has reviewed a Phase I Environmental Site Assessment date October 26, 2007, prepared by Eras Environmental, Inc. (the “Report”). Except as disclosed to Lender in the Report or otherwise previously disclosed to Lender, Borrower has received no notification and has no actual knowledge of any kind suggesting that the Property or any adjacent property is or may be contaminated with any hazardous waste or materials or is or may be required to be cleaned up in accordance with any applicable law or regulation; and Borrower further represents and warrants that, except as previously disclosed to Lender in writing, to the best of its actual knowledge as of the date hereof, there are no hazardous waste or materials located in, on or under the Property or any adjacent property, or incorporated in and Improvements, nor has the Property or any adjacent property ever been used as a landfill or a waste disposal site, or a manufacturing, handling, storage, distribution or disposal facility for hazardous waste or materials, except for reasonable quantities of ordinary office supplies, cleaning supplies, insecticides, pesticides, and paint used in the normal operation and maintenance of the Property and any other substances or materials used by borrower or tenants of the Property in the design or manufacture of process control metrology systems, provided that the same are used, stored, handled, and disposed of in accordance with applicable laws (“Permitted Substances”). As used herein, the term “hazardous waste or materials” includes any substance or material defined in or designated as hazardous or toxic wastes, hazardous or toxic materials, a hazardous, toxic or radioactive substance, or other similar term, by any federal, state or local statute, regulation and ordinance now or hereafter in effect. Borrower shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, treatment, disposal, storage, control, removal or cleanup of hazardous waste or materials in, on or under the Property or incorporated in any Improvements, at Borrower’s expense. In the event that Lender at any time has reason to believe that the Property is not free of all hazardous waste or materials other than Permitted Substances or that Borrower has violated any applicable environmental law with respect to the Property, then immediately, upon request by Lender, Borrower shall promptly order, diligently pursue obtaining and furnish to Lender, at Borrower’s sole cost and expense, an environmental audit and inspection of the Property from an expert satisfactory to Lender. In the event that Borrower fails to immediately obtain such audit or inspection, Lender or its agents may perform or obtain such audit or inspection at Borrower’s sole cost and expense. Lender may, but is not obligated to, enter upon the Property and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Property; and whether or not Borrower has actual knowledge of the existence of hazardous waste or materials on the Property or any adjacent property as of the date hereof, Borrower shall reimburse Lender as provided in Section 23 below for the full amount of all costs and expenses incurred by Lender prior to Lender acquiring title to the Property through foreclosure or acceptance of a deed in lieu of foreclosure or such earlier time as Lender obtains control of the Property, in connection with such compliance activities. Neither this provision nor any of the other Loan Documents shall operate to put Lender in the position of an owner of the Property prior to any acquisition of the Property by Lender. The rights granted to Lender herein and in the other Loan Documents are granted solely for the protection of Lender’s lien and security interest covering the Property, and do not grant to Lender the right to control Borrower’s actions, decisions or policies regarding hazardous waste or materials.

In the event that nay portion of the property is determined to be “environmentally impaired” (as “environmentally impaired” is defined in California Code of Civil Procedure Section 726.5(e)(3)) or to be an “affected parcel” (as “affected parcel” is defined in California Code of Civil Procedure Section 726.5(e)(1)), then, without otherwise limiting or in any way affecting Lender’s or Trustee’s rights and remedies under this Instrument upon the occurrence and during the continuance of an Event of Default, Lender may elect to exercise its right under California Code of Civil Procedure Section 726.5(a) to (1) waive it lien on such environmentally impaired or affected parcel portion of the Property and (2) exercise (i) the rights and remedies of an unsecured creditor, including reduction of its claim against Borrower to judgment, and (ii) any other rights and remedies permitted by law. For purposes of determining Lender’s right to proceed as an unsecured creditor under California Code of Civil Procedure Section 726.5(a), Borrower shall be deemed to have a willfully permitted or acquiesced in a release or threatened release of hazardous materials, within the meaning of California Code of Civil Procedure Section 726.5(d)(1), if the release or threatened release of hazardous materials was knowingly or negligently cause or contributed to by any lessee, occupant or user which caused or contributed to the release or threatened release. All costs and expenses, including, but not limited to, attorneys’ and paralegals’ fees and costs and court costs incurred by Lender in connection with any action commenced under this Section 22, including any action required by California Code of Civil Procedure Section 726.5(b) to determine the degree to which the Property is environmentally impaired, plus interest thereon at the Default Rate specified in the note, provided that such interest rate shall not exceed the maximum interest rate permitted by law, until paid, shall be added to the Indebtedness secured by this Instrument and shall be due and payable to Lender upon its demand made at any time following the conclusion of such action.

23. ADVANCES, COSTS AND EXPENSES. Borrower shall pay within ten (10) days after written demand from lender all sums advanced by Lender and all costs and expenses incurred by lender in taking any actions pursuant to the Loan Documents including attorneys’ fees and disbursements, accountants’ fees, appraisal and inspection fees and the costs for title reports and guaranties, together with interest thereon at the rate applicable under the Note after and Event of Default from the date such costs were advanced or incurred. All such costs and expenses incurred by Lender, and advances made, shall constitute advances under this Instrument to protect the Property and shall be secured by and have the same priority as the lien of this Instrument. If Borrower fails to pay any such advances, costs and expenses and interest thereon, to the extent permitted by applicable law, Lender may apply any undisbursed loan proceeds to pay the same, and, without foreclosing the lien of this Instrument, may at its option commence an independent action against Borrower for the recovery of the costs, expenses and/or advances, with interest, together with costs of suit, costs of title reports and guaranty of title, disbursements of counsel and reasonable attorneys’ fees incurred therein or in any appeal therefrom. If any check delivered by or on behalf of Borrower in payment of any monthly installment due on the Indebtedness or any other payment due hereunder shall be returned on account of insufficient funds, or if Lender is unable to debit Borrower’s account for such payment in accordance with previously agreed automated funds withdrawal mechanism, Borrower shall pay a service charge in accordance with Lender’s the-current fee schedule.

24. ASSIGNMENT OF LEASES AND RENTS. Borrower, for good and valuable consideration, the receipt of which is hereby acknowledged, to secure the Indebtedness, does hereby absolutely and unconditionally grant, bargain, sell, transfer, assign, convey, set over and deliver unto Lender all right, title and interest of Borrower in, to and under the Leases of the Property, whether now in existence or hereafter entered into, and all guaranties, amendments, extensions and renewals of said Leases and any of them, and all Rents which may now or hereafter be or become due or owing under the Leases, and any of them, or on account of the use of the Property.

Borrower represents, warrants, covenants and agrees with Lender as follows:

(a) The sole ownership of the entire lessor’s interest in the Leases is vested in Borrower, and Borrower has not, and shall not, perform any acts or execute any other instruments which might prevent Lender from fully exercising its rights with respect to the Leases under any of the terms, covenants and conditions of this Instrument.

(b) Credit Leases shall not be altered, modified, amended, terminated, canceled, renewed or surrendered except as approved in writing by Lender, which approval shall not be unreasonably withheld or delayed, subject to Lender’s then-current underwriting criteria for similar properties and transactions. The terms and conditions of any Credit Leases shall not be waived in any manner whatsoever except as approved in writing by Lender, which approval shall not be unreasonably withheld or delayed, subject to Lender’s then-current underwriting criteria for similar properties and transactions.

(c) Without limiting the foregoing: Borrower shall not decrease the term or the amount of rent payable under any Credit Lease or amend the provisions in any Credit Lease regarding assignment or subletting without prior written notice to Lender and Lender’s consent.

(d) There are not defaults now existing under any Credit Lease, and, to the best of Borrower’s actual knowledge, there exists no state of facts which, with the giving of notice or lapse of time or both, would constitute a default under any Credit Lease.

(e) Borrower shall give prompt written notice to Lender of any notice received by Borrower claiming that a default has occurred under any Credit Lease on the part of Borrower, together with a complete copy of any such notice.

(f) Each Credit Lease shall remain in full force and effect irrespective of any merger of the interest of lessor and any lessee under any Credit Lease.

(g) Borrower will not permit any Credit Lease to become subordinate to any lien other than the lien of this Instrument.

(h) Borrower shall not permit the assignment of the lessee’s interest under any Credit Lease without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed, subject to Lender’s then-current underwriting criteria for similar properties and transactions.

The assignment made hereunder is an absolute, present assignment from Borrower to Lender, effective immediately, and is not merely an assignment for security purposes but is irrevocable by Borrower so long as the Indebtedness remains outstanding. Notwithstanding the foregoing, until a notice is sent to the Borrower in writing that an Event of Default (as defined below) has occurred under the terms and conditions of the Note or any instrument constituting security for the Note (which notice is hereafter called a “Notice”), Borrower is granted a license to receive, collect and enjoy the Rents accruing from the Property.

If and Event of Default shall occur, Lender may, at it option, after service of a Notice, receive and collect all such Rents as they become due, from the Property. Lender shall thereafter continue to receive and collect all such Rents, until Lender shall otherwise agree in writing. All sums received by Borrower after service of such Notice shall be deemed received in trust and shall be immediately turned over to Lender.

Borrower hereby irrevocably appoints Lender its true and lawful attorney-in-fact with power of substitution and with full power for Lender in its own name and capacity or in the name and capacity of Borrower, from and after service of Notice, to demand, collect, receive and give complete acquittances for any and all Rents accruing form the Property, either in its own name or in the name of Borrower or otherwise, which Lender may deem necessary or desirable in order to collect and enforce the payment of the Rents and to demand, correct, receive, endorse, and deposit all checks, drafts, money orders or notes given in payment of such Rents. Such appointment is coupled with and interest and is irrevocable. Lender shall not be liable for or prejudiced by any loss of any note, checks, drafts, etc., unless such loss is found by a court of competent jurisdiction to have been due to the gross negligence or willful misconduct of Lender.

If Lender shall have sent a Notice and shall be collecting Rents under this Section 23, Lender shall apply the Rents received from Borrower’s lessees to accrued interest and principal under the Note. If no Event of Default remains uncured, amounts received in excess of the aggregate monthly payment due under the Note shall be remitted to Borrower in a timely manner. Nothing contained herein shall be construed to constitute Lender as a mortgage-in-possession in absence of its physically taking possession of the Property.

Borrower also hereby irrevocably appoints Lender from and after service of a Notice as its true and lawful attorney-in-fact to appear in any state or federal bankruptcy, insolvency, or reorganization proceeding in any state or federal court involving any of the tenants of the Leases. Lessees of the Property are hereby expressly authorized and directed, from and after service of a Notice to pay any and all amounts due Borrower pursuant to the Leases to Lender or such nominee as Lender may designate in writing delivered to and received by such lessees who are expressly relieved of any and all duty, liability or obligation to Borrower in respect of all payments so made.

If an Event of Default shall occur, Lender is hereby vested with full power from and after service of a Notice to use all measures, legal and equitable, to the extent permitted by applicable law, deemed by it necessary or proper to enforce the assignment granted hereunder and to collect the Rents assigned hereunder, including the right of Lender or its designee, to enter upon the Property, or any part thereof, and take possession of all or any part of the Property together with all personal property, fixtures, documents, books, records, papers and accounts of Borrower relating thereto, and may exclude the Borrower, its agents and servants, wholly therefrom, but only to the extent permitted by and in accordance with applicable law. Borrower hereby grants full power and authority to Lender to exercise all rights, privileges and powers herein granted at any and all times after service of a Notice, with full power to use and apply all of the Rents and other income herein assigned to the payment of the costs of managing and operation the Property and of any indebtedness or liability of Borrower to Lender, including but not limited to the payment of taxes, special assessments, insurance premiums, damage claims, the costs of maintaining, repairing, rebuilding and restoring the Improvements on the premises or of making the same rentable, reasonable attorneys’ fees incurred in connection with the enforcement of the assignment granted hereunder, and of principal and interest payments due from Borrower to Lender on the Note and this Instrument, all in such order as Lender may determine. Lender shall be under no obligation to exercise or prosecute any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and does not assume any of the liabilities is connection with or arising or growing out of the covenants and agreements of Borrower in the Leases. It is further understood that the assignment granted hereunder shall not operate to place responsibility for the control, care, management or repair of the Property, or parts thereof, upon Lender, not shall it operate to make Lender liable for the performance of any of the terms and conditions of any of the Leases, or for any waste of the Property by any lessee under any of the Leases or any other person, or for any dangerous or defective condition of the Property or for any negligence in the management, upkeep repair or control of the Property resulting in loss or injury or death to any lessee, licensee, employee or stranger, unless the same shall have been found by a court of competent jurisdiction to have been due to the gross negligence or willful misconduct of Lender.

25. DEFAULT. The following shall each constitute an event of default (“Event of Default”):

(a) The occurrence of an “Event of Default” under the Note.

(b) Failure of Borrower within the time required by this instrument to make any payment for taxes, insurance or for reserves for such payments, or any other payment necessary to prevent filing of or discharge of any lien, and such failure shall continue for a period of ten (10) days after written notice is given to Borrower by Lender specifying such failure.

(c) Failure by Borrower or any guarantor of the Loan to observe or perform its obligations to Lender on or with respect to any transactions, debts, undertakings or agreements other than the transaction evidenced by the Note, following the giving of any notice required thereunder and/or the expiration of any applicable period of grace provided thereby.

(d) Failure of Borrower to make any payment or perform any obligation under any superior liens or encumbrances on the Property, within the time required thereunder, or commencement of any suit or other action to foreclose any superior liens or encumbrances.

(e) Failure by Borrower to observe or perform any of its obligations under any Credit Lease, following the giving of any notice required thereunder and/or the expiration of any applicable period of grace provided thereby.

(f) The Property is transferred or any agreement to transfer any part or interest in the Property in any manner whatsoever (other than an agreement that contemplates payment of the Indebtedness in full upon consummation of such agreement) is made or entered into without the prior written consent of Lender, except as specifically allowed under this Instrument, including without limitation creating or allowing any liens on the Property or leasing any portion of the Property.

(g) Filing by Borrower of a voluntary petition in bankruptcy or filing by Borrower of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or the seeking, consenting to, or acquiescing by Borrower in the appointment of any trustee, receiver, custodian, conservator or liquidator for Borrower, any part of the Property, or any of the Rents of the Property, or the making by Borrower of any general assignment for the benefit of creditors, or the inability of or failure by Borrower to pay its debts generally as they become due, or the insolvency on a balance sheet basis or business failure of borrower, or the making or suffering of a preference within the meaning of federal bankruptcy law or the making of a fraudulent transfer under applicable federal or state law, or concealment by Borrower of any of its property in fraud of creditors, or the imposition of a lien upon any of the property of Borrower which is not discharged in the manner permitted by Section 4 of this Instrument, or the giving of notice by Borrower to any governmental body of insolvency or suspicion of operations.

(h) Filing a petition against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debts, or the appointment of any trustee, receiver, custodian, conservator or liquidator of Borrower, of any part of the Property or of any of the Rents of the Property, unless such petition shall be dismissed within sixty (60) days after such filing, but in any event prior to the entry of an order, judgment or decree approving such petition.

(i) The institution of any proceeding for the dissolution or termination of Borrower voluntarily, involuntarily, or by operation of law, unless such proceeding shall be dismissed within sixty (60) days after such filing, but in any event prior to the entry of an order, judgment or decree for relief, or the death or legal adjudication of incompetence of Borrower.

(j) A material adverse change occurs in the assets, liabilities or net worth of Borrower from the assets, liabilities or net worth of Borrower previously disclosed to Lender.

(k) Any material warranty, representation or statement furnished to Lender by or on behalf of Borrower under the Note, this instrument, any of the other Loan Documents of the Indemnity, shall prove to have been false or misleading in any material respect when made.

(l) Failure of Borrower to observe or perform any other covenant or condition contained herein and such default shall continue for thirty (30) days after notice is given to Borrower specifying the nature of the failure, or if the default cannot be cured within such applicable cure period, Borrower fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such applicable cure period to continue with reasonable diligence all necessary curative actions; provided, however, that no notice of default and no opportunity to cure shall be required with respect to defaults under Section 17 hereof or if during the prior twelve (12) months Lender has already sent more than one (1) notice to Borrower concerning default in performance of the same obligation.

(m) Failure of Borrower to observe or perform any other obligation Under any other Loan Document or the Indemnity when such observance or performance is due, and such failure shall continue beyond the applicable cure period set forth in such Loan Document, or if the default cannot be cured within such applicable cure period, Borrower fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such applicable cure period to continue with reasonable diligence all necessary curative actions. No notice of default and no opportunity to cure shall be required if during the prior twelve (12) months Lender has already sent more than one (1) notice to Borrower concerning default in performance of the same obligation.

(n) Borrower’s abandonment of the Property, or the termination before the end of the stated term of any Credit Lease.

(o) Any of the events specified in (g) – (j) above shall occur with Respect to any tenant under a Credit Lease of the Property or with respect to any guarantor of any tenant’s obligations relating to the Property.

(p) Any of the events specified in (g) – (j) above shall occur with respect to any guarantor of any of Borrower’s obligations in connection with the Indebtedness or such guarantor dies or is declared legally incompetent.

26. RIGHTS AND REMEDIES ON DEFAULT.

26.1 Remedies. Upon the occurrence of any Event of Default and at any time thereafter, Trustee or Lender may exercise any one or more of the following rights and remedies:

(a) Lender may declare all sums secured by this Instrument Immediately due and payable, including any Prepayment Fee which Borrower would be required to pay.

(b) The Trustee shall have the right to foreclose by notice and sale, or lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with applicable law.

(c) In the event of any foreclosure, to the extent permitted by applicable law, Lender will be entitled to a judgment which will provide that if the foreclosure sale proceeds are insufficient to satisfy the judgment, execution may issue for any amount by which the unpaid balance of the obligations secured by this instrument exceeds the net sale proceeds payable to Lender.

(d) With respect to all or any part of the Property that constitutes personal property, Lender shall have all rights and remedies of secured party under the California Commercial Code.

(e) Lender shall have the right to petition to have a receiver appointed to take possession of any or all of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, to collect all the Rents from the Property and apply the proceeds, over and above cost of the receivership, against the sums due under this Instrument, and to exercise all of the rights with respect to the Property described in Section 24 above. The receiver may serve without bond if permitted by law. Lender’s right to the appointment of a receiver shall exist whether or not apparent value of the Property exceeds the sums due under his Instrument by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

(f) In the event Borrower remains in possession of the Property after the property is sold as provided above or Lender otherwise becomes entitled to possession of the Property upon default of Borrower, Borrower shall become a tenant at will of Lender or the purchaser of the Property and shall pay a reasonable rental for use of the Property while in Borrower’s possession.

(g) Trustee and Lender shall have any other right or remedy provided in this instrument, the Note, or any other Loan Document or instrument delivered by Borrower in connection therewith, or available at law, in equity or otherwise.

(h) Lender shall have all the rights and remedies set forth in Sections 23 and 24.

26.2 Sale of the Property. In exercising its rights and remedies, the Trustee or Lender may, at Lender’s sole discretion, cause all or any part of the Property to be sold as a whole or in parcels, and certain portions of the Property may be sold without selling other portions. Lender may bid at any public sale on all or any portion of the Property.

(a) If at the time of the sale the said Trustee, or the one acting, shall deem it best for any reason to postpone or continue said sale for one or more days, they or he may do so, in which event notice of such postponement or continuance shall be made in such manner as the Trustee, or the one acting, may deem sufficient under the laws of the state in which the Premises are located.

(b) At any such public sale, Trustee may execute and deliver to the purchaser a conveyance of the Property or any part of the Property in fee simple by Trustee’s deed and, to this end to the extend permitted by applicable law, Borrower hereby constitutes and appoints Trustee the agent and attorney-in-fact of Borrower to make such sale and conveyance, and thereby to divest Borrower of all right, title or equity that Borrower may have in and to the Property and to vest the same in the purchaser or purchasers at such sale or sales. Said appointment is coupled with an interest and shall be irrevocable.

(c) Upon any public sale pursuant to the aforementioned power of sale and agency, the proceeds of said sale shall be applied as provided by law. In the event that such proceeds are insufficient to pay all costs and expenses of sale, Lender may advance such sums as it in its sole and absolute discretion shall determine for the purpose of paying all or any part of such costs and expenses, and all such sums shall be a part of the indebtedness, payable on demand with interest at the Default Rate provided in the Note. Subject to the limitations on recourse set forth in the Note and subject to the applicable provisions of California law, Borrower shall remain liable for any deficiency resulting if the proceeds of sale are inadequate to repay the indebtedness.

26.3 Notice of Sale. Lender shall give Borrower reasonable notice of the time and place of any public sale of any personal property or of the time after which any private sale or other intended disposition of the personal property is to be made. Reasonable notice shall mean notice given in accordance with applicable law, including notices given in the manner and at the times required for notices in nonjudicial foreclosure.

26.4 Waiver; Election of Remedies. A waiver by either party of a breach of a provision of this instrument shall not constitute a waiver of or prejudice the party’s right otherwise to demand strict compliance with that provision or any other provision. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and all remedies of Lender under this instrument are cumulative and not exclusive. An election to make expenditures or take action to perform an obligation of Borrower shall not affect Lender’s right to declare a default and exercise its remedies under this instrument.

27. RECONVEYANCE. Upon payment of all sums secured by this instrument, lender shall request Trustee to reconvey the Property and shall surrender this instrument and all notes evidencing indebtedness secured by this instrument to Trustee. Trustee shall reconvey the Property without warranty to the person or persons legally entitled thereto. Such person or persons shall pay Trustee’s costs incurred in so reconveying the Property.

28. PROVISIONS REGARDING TRUSTEE. Trustee shall not be liable for any error of judgment or act done by Trustee, or be otherwise responsible or accountable under any circumstances whatsoever. Trustee shall not be personally liable in case of entry by it or anyone acting by virtue of the powers herein granted it upon the Property for debts contracted or liability or damages incurred in the management or operation of the Property. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other monies (except to the extent required by law) and Trustee shall be under no liability for interest on any monies received by it hereunder.

Trustee may resign by giving of notice of such resignation in writing to Lender. If Trustee shall die, resign or become disqualified from acting, or shall fail or refuse to exercise its powers hereunder when requested by Lender so to do, or if any reason and without cause Lender shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, Lender shall have full power to appoint a substitute trustee and, if preferred, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the forenamed Trustee. Upon appointment by Lender and upon recording of the substitution in the land records of the city or county in which the Premises are located, any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the rights hereunder with the same effect as if originally named as Trustee herein.

29. USE OF PROPERTY. The Property is not currently used for residential, agricultural, farming, timber or grazing purposes. Borrower warrants that this instrument is and will at all times constitute a commercial trust deed, as defined under appropriate state law.

30. FUTURE ADVANCES. Upon request of Borrower, Lender, at Lender’s option so long as this instrument secures Indebtedness held by Lender, may make Future Advances to Borrower. Such Future Advances, with interest thereon, shall be secured by this Instrument when evidenced by promissory notes stating that said notes are secured hereby.

31. IMPOSITION OF TAX BY STATE.

31.1 State Taxes Covered. The following constitute state taxes to which this Section applies:

(a) A specific tax upon trust deeds or upon all or any part of the indebtedness secured by a trust deed.

(b) A specific tax on a grantor which the taxpayer is authorized or required to deduct from payments on the indebtedness secured by a trust deed.

(c) A specific tax on a trust deed chargeable against the beneficiary or the holder of the note secured.

(d) A specific tax on all or any portion of the indebtedness or on payments of principal and interest made by a grantor.

31.2 Remedies. If any state tax to which this Section applies is enacted subsequent to the date of this instrument, this shall have the same effect as an Event of Default, and Lender may exercise any or all of the remedies available to it unless the following conditions are met:

(a) Borrower may lawfully pay the tax or charge imposed by state tax; and

(b) Borrower pays the tax or charge within thirty (30) days after notice from Lender that the tax has been levied.

32. ATTORNEYS’ FEES. In the event suit or action is instituted to enforce or interpret any of the terms of this Instrument (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial and on appeal whether or not taxable as costs, or in any bankruptcy proceeding including, without limitation, attorney’s fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses. Whether or not any court action is involved, all reasonable expenses, including but not limited to the costs of searching records, obtaining title reports, surveyor reports, title insurance, trustee fees, and other attorney fees, incurred by Lender that are necessary at any time in Lender’s opinion for the protection of its interest or enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest from the date of expenditure until repaid at the interest rate as provided in the Note. The term “attorneys’ fees” as used in the Load Documents shall be deemed to mean such fees as are reasonable and are actually incurred.

33. GOVERNING LAW; SEVERABILITY. This instrument shall be governed by the law of the State of California applicable to contracts made and to be performed therein (excluding choice-of-law principles). In the event that any provision or clause of this Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Instrument or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Instrument or the Note which can be given effect without the conflicting provision, and to this end of the provisions of this Instrument and the Note are declared to be severable.

34. TIME OF ESSENCE. Time is of the essence of this Instrument.

35. CHANGES IN WRITING. This Instrument and any of its terms may only be changed, waived, discharged or terminated by an Instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any agreement subsequently made by Borrower or Lender relating to this Instrument shall be superior to the rights of the holder of any intervening lien of encumbrance.

36. NO OFFSET. Borrower’s obligation to make payments and perform all obligations, covenants and warranties under this instrument and under the Note shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation any setoff, counterclaim, abatement, suspension, recoupment, deduction, defense or other right that Borrower or any guarantor may have or claim against Lender or any entity participating in making the loan secured hereby. The foregoing provisions of this section, however, do not constitute a waiver of any claim or demand which Borrower or any guarantor may have in damages or otherwise against lender or any other person, or preclude Borrower from maintaining a separate action thereon; provided, however, that Borrower waives any right it may have at law or in equity to consolidate such separate action with any action or proceeding brought by Lender.

37. WAIVER OF JURY TRAIL. THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES ANY AND ALL RIGHTS THAT EACH PARTY TO THIS INSTRUMENT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR THE STATE OF CALIFORNIA, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT, THE LOAD DOCUMENTS OR ANY TRANSACTIONS

CONTEMPLATED THEREBY OR RELATED THERETO. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING. BORROWER UNDERSTANDS THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND EACH PARTY INDIVIDUALLY BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE SAFEGUARDS, INCLUDING A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.

38. MAXIMUM INTEREST CHARGES. Notwithstanding anything contained herein or in any of the Loan Documents to the contrary, in no event shall Lender be entitled to receive interest on the loan secured by this Instrument (the “Loan”) in amounts which, when added to all of the other interest charged, paid to or received by Lender on the Loan, causes the rate of interest on the Loan to exceed the highest lawful rate. Borrower and Lender intend to comply with the applicable law governing the highest lawful rate and the maximum amount of interest payable on or in connection with the Loan. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Loan Documents, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the final maturity date of the Loan or if any prepayment by Borrower results in Borrower having paid or demand having been made on Borrower to pay, any interest in excess of the amount permitted by applicable law, then all excess amounts theretofore collected by Lender shall be credited on the principal balance of the Note (or, if the Note has been or would thereby be paid in full, such excess amounts shall be refunded to Borrower), and the provisions of the Note, this Instrument and any demand on Borrower shall immediately be deemed reformed and the amounts thereafter collectible thereunder and hereunder shall be reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and hereunder. The right to accelerate the final maturity date of the Loan does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread through the full term of the Loran until payment in full so that the rate or amount of interest on account of the Loan does not exceed the applicable usury ceiling. By execution of this Instrument, Borrower acknowledges that it believes the Loan to be nonusurious and agrees that if, at any time, Borrower should have reason to believe that the Loan is in fact usurious, it will give Lender written notice of its belief and the reasons why Borrower believes the Loan to be usurious, and Borrower aggress that the Lender shall have ninety (90) days following its receipt of such written notice in which to make appropriate refund or other adjustment in order to correct such condition if it in fact exists.

39. REQUEST FOR NOTICE. Pursuant to California Government Code Section 27321.5(b), Borrower hereby requests that a copy of any notice of default and a copy of any notice of sale given pursuant to this Instrument be mailed to Borrower at the address set forth herein above.

40. USE OF DISCRETION. Any provision of this Instrument permitting a party to exercise its discretion shall require such discretion to be exercised reasonably, except for those matters that are specifically reserved for Lender’s sole discretion.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

IN WITNESS WHEREOF, Borrower has caused this Instrument to be executed by its representative(s) thereunto duly authorized.

BORROWER:

NANOMETRICS INCORPORATED, A Delaware corporation

By:	/s/ Gary Schaefer

Printed Name:	Gary Schaefer

Title:	Chief Financial Officer

EXHIBITS:

Exhibit A – Description of Property

Schedule 1 – Permitted Exceptions

STATE OF California	)
	)	SS
COUNTY OF Santa Clara	)

ACKNOWLEDGMENT

On July 24, 2008, before me,                                         , a Notary Public, personally appeared Gary C. Schaefer, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(Seal)

Loan No.: 6326048-001

EXHIBIT A

(1550 Buckeye Drive, Milpitas, Santa Clara County, California)

Legal Description:

Real property in the City of Milpitas, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

PARCEL 1, AS SHOWN ON PARCEL MAP FILED NOVEMBER 4, 1998 IN BOOK 709 OF MAPS, AT PAGE(S) 41 AND 42, SANTA CLARA COUNTY RECORDS.

PARCEL TWO:

PERMANENT NON-BUILDING EASEMENT OVER A PORTION OF PARCEL 3, AS SHOWN ON PARCEL MAP ABOVE REFERRED TO.

PARCEL THREE:

TWO 10’ WIDE PRIVATE STORM DRAINAGE EASEMENTS OVER PARCEL 3, AS SHOWN ON PARCEL MAP ABOVE REFERRED TO.

PARCEL FOUR:

RECIPROCAL EMERGENCY ACCESS EASEMENT OVER PARCEL 3, AS SHOWN ON PARCEL MAP ABOVE REFERRED TO.

APN: 086-03-093

Loan No.: 6326048-001

SCHEDULE 1

(1550 Buckeye Drive, Milpitas, Santa Clara County, California)

Permitted Exceptions:

The land lies within the boundaries of proposed community facilities District No. 2005-1, as disclosed by a map filed April 08, 2005 in Book 41, Page 3 of maps of assessment and community facilities districts recorded April 08, 2005 as Document No. 18310933.

Covenants, conditions, restrictions and easements in the document recorded June 5, 1979 as Book E545, Page 189 of Official Records, which provide that a violation thereof shall not defeat or render invalid the lien of any first mortgage or deed of trust made in good faith and for value, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes or Section 12955 of the California Government Code. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.

Document(s) declaring modifications thereof recorded June 15, 1979 as Book E571, Page 359 of Official Records.

An easement for private storm drainage and incidental purposes, recorded January 29, 1992 as Book M25, Page 1191 of Official Records.

In Favor of:	Confederation Life Insurance Company
Affects:	As described therein

An easement shown or dedicated on the map filed or recorded November 04, 1998 as Book 709, Pages 41 and 42 of Maps

For:	Public Service utility and incidental purposes.

(Affects the Westerly 10 feet of said land)

An easement shown or dedicated on the map filed or recorded November 04, 1998 as Book 709, Pages 41 and 42 of Maps

For:	Permanent non-building and incidental purposes.

(Affects as shown on said map)

An easement shown or dedicated on the map filed or recorded November 04, 1998 as Book 709, Pages 41 and 42 of Maps

For:	Reciprocal emergency access and incidental purposes.

33